UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the registrant ☒	Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under § 240.14a-12

AUTODESK, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

May 6, 2020

Dear Autodesk Stockholder:

You are cordially invited to attend Autodesk’s 2020 Annual Meeting of Stockholders to be held on Thursday, June 18, 2020, at 3:00 p.m., Pacific Time, at our San Francisco office, The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105. We are closely monitoring the novel coronavirus (COVID-19) situation, and if it is not advisable to meet in person, we will meet by virtual meeting format only at www.virtualshareholdermeeting.com/ADSK2020. If we meet virtually, Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions, and vote online.

The 2020 Annual Meeting of Stockholders will be held for the following purposes:

1.	To elect the ten directors listed in the accompanying Proxy Statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021;

3.	To hold a non-binding vote to approve compensation for our named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting.

The accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement describe these proposals in greater detail. We encourage you to read this information carefully.

We are once again relying on the Securities and Exchange Commission rule that allows us to furnish our proxy materials to our stockholders over the internet rather than in paper form. We believe this delivery process reduces both our environmental impact and the costs of printing and distributing our proxy materials without hindering our stockholders' timely access to this important information.

We hope you will be able to attend this year's Annual Meeting. We will report on fiscal 2020, and there will be an opportunity for stockholders to ask questions. Even if you plan to attend the meeting, please ensure that you are represented by voting in advance. You can vote online or by telephone, or you can request, sign, date, and return a proxy card, to ensure your representation at the meeting. Your vote is very important.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Andrew Anagnost
President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Thursday, June 18, 2020, at 3:00 p.m., Pacific Time.

Place	Autodesk’s San Francisco office, located at The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105 or, in the event that Autodesk determines that it will not be advisable to hold the Annual Meeting at this location and Autodesk circulates a press release to that effect prior to the Annual Meeting, then the Annual Meeting will instead be held in a virtual meeting format only at www.virtualshareholdermeeting.com/ADSK2020.

Items of Business	(1) To elect the ten directors listed in the accompanying Proxy Statement to serve for the coming year and until their successors are duly elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.

(3) To hold a non-binding vote to approve compensation for our named executive officers.

(4) To transact such other business as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of 2020 Annual Meeting of Stockholders.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

Record Date	You are entitled to vote if you were a stockholder as of the close of business on April 22, 2020.

Voting	Your vote is very important. Even if you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and to vote. You can vote online or by telephone, or you can request, sign, date and return your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2020 Annual Meeting and Procedural Matters” in the Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials.

All stockholders are cordially invited to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person by ballot (or online if the meeting is held virtually) even if you previously voted.

By Order of the Board of Directors,

Pascal W. Di Fronzo
SVP, Corporate Affairs, Chief Legal Officer and Secretary

This notice of Annual Meeting, Proxy Statement and accompanying form of proxy card are being made available on or about May 6, 2020.

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT EXECUTIVE SUMMARY

PROPOSALS AND BOARD RECOMMENDATIONS

Proposal		Board Recommendation	Page Number
1.	Election of Directors	FOR each Nominee	9
2.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	16
3.	Advisory Vote on Executive Compensation	FOR	18

Your vote is very important. Even if you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and to vote. You can vote online or by telephone, or you can request, sign, date and return your proxy card as soon as possible.

For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2020 Annual Meeting of Stockholders and Procedural Matters” below and the instructions on the Notice of Internet Availability of Proxy Materials.

2020 Proxy Statement 1

Fiscal 2020 Performance and Company Highlights

Fiscal 2020 Strategic Priorities and Performance Metrics

The software industry has undergone a transition from developing and selling perpetual licenses of on-premises software to selling subscriptions to access software delivered as a service, through cloud-enabled and mobile applications. Our strategy is to lead the industries we serve to flexible subscription offerings, the convergence of design and make processes, and the insights and automation that can be delivered using machine learning and artificial intelligence. Autodesk, Inc. (“Autodesk”, the "Company", “we” or “our”) offers term-based subscriptions for our products, cloud service offerings, and flexible enterprise business agreements (collectively referred to as "subscription plan").

During fiscal 2020, we continued making progress on the three strategic priorities established by Dr. Anagnost in consultation with the Board of Directors (the “Board”): delivering on the promise of subscription, digitizing the company, and re-imagining construction, manufacturing, and production. The success of our business model transition was measured and evidenced by our subscription plan annualized recurring revenue (“ARR”) representing 91% of total ARR at fiscal year-end compared with 80% for fiscal 2019. We met or exceeded our revenue and operating margin targets, and set records for operating and free cash flow, reaching $1.42 billion and $1.36 billion, respectively for fiscal 2020. As we exited fiscal 2020, subscriptions represented approximately 85% of our revenue with maintenance contributing less than 10%. As of the end of fiscal 2020, we consider our business model transition effectively complete and we are entering the sustainable growth phase of our subscription journey. We continue to invest in our digital infrastructure to improve the digital experience of customers across a range of interactions and to create self-service capabilities for a variety of customer needs. Our construction business has shown strong growth, we continue to gain share in manufacturing, our generative design and our Fusion product continue to attract global manufacturing leaders to partner with us, and we are making progress in monetizing our non-compliant users.

To incentivize long-term value creation and strong financial performance as we navigated our transition, our bonus and equity plans incorporated performance metrics that aligned with the key drivers of success during the respective phases of our business model transition and continued to reflect the health of the business coming out of the transition at the end of fiscal 2020. In fiscal 2019 the Compensation Committee established metrics that drove and aligned with progress toward completion of the business model transition, and the Committee believes that overall these metrics continued to reflect the health of our business and drive long-term value creation. Thus, the fiscal 2020 metrics are consistent with those for fiscal 2019, with the exception of Free Cash Flow per share which was replaced with Free Cash Flow for fiscal 2020 in order to better align incentives with corporate goals communicated internally and externally.

The following performance metrics were used for our NEOs during fiscal 2020:

Performance Metrics
●	Total Annualized Recurring Revenue (“ARR”)
●	Non-GAAP Operating Income
●	Free Cash Flow
●	Relative Total Stockholder Return (“TSR”) (over 1, 2 and 3 years)

2020 Proxy Statement 2

Our executive officers’ continued successful implementation of our business model drove the following fiscal 2020 results including those related to specific performance metrics above:
●	Total ARR was $3.43 billion, an increase of 25% from fiscal 2019.

●	Total subscriptions were 4.87 million, an increase of 12% from fiscal 2019; of which subscription plan subscriptions were 4.47 million.

●	Deferred revenue was $3.01 billion, an increase of 44% from fiscal 2019.

●	Remaining performance obligations (deferred revenue plus unbilled deferred revenue) was $3.56 billion, an increase of approximately 33% from fiscal 2019.*

●	Income (loss) from operations was $343.0 million, compared to $(25.0) million in fiscal 2019.

●	Non-GAAP income (loss) from operations was $802.6 million, an increase from $316.0 million in fiscal 2019.*

●	Free cash flow was $1.36 billion, an increase from $310.1 million in fiscal 2019.*

●	Stock price increased by 34% in fiscal 2020, 70% over the last two fiscal years and 142% over the last three fiscal years.
____________________

* A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

Fiscal 2020 was a successful year, but the last few months have been dominated by questions concerning the effects of the novel coronavirus COVID-19 pandemic on global economies. The impacts of COVID-19 on our business and financial results are currently unknown. We are conducting business with substantial modifications to employee travel, employee work locations, and virtualization or cancellation of certain sales and marketing events, among other modifications. We have observed other companies as well as many governments taking precautionary and preemptive actions to address COVID-19, and they may take further actions that alter their normal business operations. We continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities, or that we determine are in the best interests of our employees, customers, partners, suppliers and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers and prospects, or on our financial results.

CORPORATE GOVERNANCE HIGHLIGHTS

Ongoing Board of Director Refreshment and Key Updates

Effective March 22, 2019, the Board appointed Blake Irving to the Board to fill a vacancy created by a director who departed during fiscal 2019. On September 24, 2019, the Board increased the number of authorized Board members from nine to ten and appointed Dr. Ayanna Howard to the Board to fill a newly created vacancy. Dr. Howard was recommended as a candidate for our Board as a result of an introduction by the Rich Talent Group, a search firm that assisted with identifying and evaluating her candidacy. These new directors bring valuable financial, operational, academic and strategic leadership from the technology industry that will support continued execution of our strategic priorities.

Our Board of Directors

We believe that our director nominees are highly qualified and well suited to continue providing effective oversight of our rapidly evolving business. Our director nominees provide our Board with a balance of relevant critical skills and an effective mix of experience, knowledge and diverse viewpoints, as listed below.

●	Technology Industry Experience

●	Senior Leadership Experience

●	Outside Public Company Board Service

●	Financial Experience

●	Academic Experience

●	International Experience

2020 Proxy Statement 3

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
					AC	CHRC	CGNC
Andrew Anagnost	55	2017	President and Chief Executive Officer, Autodesk, Inc.
Karen Blasing	63	2018	Former Chief Financial Officer, Guidewire Software, Inc.	✓	✓
Reid French	48	2017	Former Chief Executive Officer, Applied Systems, Inc.	✓		✓
Dr. Ayanna Howard	48	2019	Georgia Institute of Technology Linda J. and Mark C. Smith Professor and Chair of the School of Interactive Computing; CTO, Co-founder, Zyrobotics	✓
Blake Irving	60	2019	Former Chief Executive Officer, GoDaddy Inc.	✓		✓
Mary T. McDowell	55	2010	Chief Executive Officer, Mitel Networks Corporation	✓		C
Stephen Milligan	56	2018	Former Chief Executive Officer, Western Digital Corporation	✓	✓
Lorrie M. Norrington	60	2011	Adviser and Operating Partner, Lead Edge Capital Management, LLC	✓			C
Elizabeth (Betsy) Rafael	58	2013	Former Chief Transformation Officer, GoDaddy Inc.	✓	C
Stacy J. Smith	57	2011	Executive Chairman, Kioxia Corporation (formerly Toshiba Memory Corporation)	✓ CB			✓

CB Non-Executive Chairman of Board	C Committee Chair	✓ Member	Financial Expert

AC	Audit Committee
CHRC	Compensation and Human Resources Committee
CGNC	Corporate Governance and Nominating Committee

2020 Proxy Statement 4

As reflected in the charts below, we have an experienced and balanced slate of Board nominees.
Tenure	Diversity	Age Distribution

Corporate Governance Guidelines

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines (the “Guidelines”).

The Guidelines set forth the principles that guide our Board's exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers, and set corporate strategy. On a regular basis, the Board reviews our governance practices, corporate governance developments and stockholder feedback to ensure continued effectiveness.

Stockholder Engagement

Our Board is committed to ensuring that stockholder feedback informs our strong governance practices. In fiscal 2020, members of our management team continued our annual outreach and contacted stockholders representing in total over 60% of the outstanding shares. Our team met with governance professionals from passive funds as well as portfolio managers from active funds to discuss our executive compensation programs, board composition, diversity and governance. The breadth of the Company’s outreach program enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. We will continue to engage with stockholders to maintain an open dialogue and ensure that we have an in-depth understanding of our stockholders’ perspectives.

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Guiding Principles

The executive compensation program is designed to attract, motivate, and retain talented executives and should provide a rigorous framework that is tied to stockholder returns, Company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:

●	Recruit and retain the highest caliber of executives through competitive rewards;

●	Motivate executive officers to achieve business and financial goals;

●	Balance rewards for short- and long-term performance; and

●	Align rewards with stockholder value creation.

2020 Proxy Statement 5

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal 2020, 92% of our CEO's and 86% of all other named executive officers’ total compensation were variable in nature and “at risk” and 84% of our CEO’s and 77% of all other named executive officers’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods. The charts below demonstrate the fiscal 2020 pay mix between base salary, annual short-term incentives, and targeted long-term equity compensation for our CEO and all other named executive officers ("NEOs").
CEO	Other NEOs

During fiscal 2020, the Compensation and Human Resources Committee approved annual equity awards in the form of performance stock units ("PSUs") and restricted stock units ("RSUs") for the NEOs. The Compensation and Human Resources Committee elected to use the following mix of PSUs and RSUs to complement the performance aspects of PSUs with the long-term retention component of RSUs.

CEO	Other NEOs

2020 Proxy Statement 6

Elements of Executive Compensation

The principal elements of Autodesk’s annual executive compensation program for fiscal 2020 are described below.

Element	Purpose	Payout Range	Fiscal 2020 Performance Measures
Base Salary	Forms basis for competitive compensation package	N/A	None, although performance of the individuals is taken into account by the Committee when setting and reviewing base salary levels and merit increases
Short-term Incentive Opportunities	Motivate achievement of annual strategic priorities relating to the business model transition and profitability objectives	0% - 200% of target	Fiscal 2020: Performance against total ARR and non-GAAP total operating income
PSUs	Align compensation with key drivers of the business, operational performance and relative stockholder return	0% - 200% of target shares	Fiscal 2020: Performance against total ARR and free cash flow adjusted based upon Autodesk’s TSR relative to companies in the North American Technology Software Index with a market capitalization over $2 billion over one-, two-, and three-year performance periods

	Encourage focus on near-term and long-term strategic objectives	Change in Autodesk stock price	Autodesk stock price
RSUs	Encourage focus on long-term stockholder value creation	Change in Autodesk stock price	Autodesk stock price

Promote retention

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table and summarized below.

What We Do	What We Do Not Do
Robust stockholder outreach program	Allow hedging and trading in Autodesk derivative securities
Significant percentage of NEO total pay tied to achievement of critical financial and stockholder value creation	Reprice stock options
Representative peer group	Offer executive benefits and excessive perquisites
Significant stock ownership requirements	Fixed-term employment agreements
Clawback policy
Double-trigger change in control arrangements with no excise tax gross-up
Equity award grant policy
Effective risk management
Independent compensation committee and consultant

2020 Proxy Statement 7

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2020.

The Proxy Statement and Annual Report to Stockholders are available at:

https://materials.proxyvote.com/052769

2020 Proxy Statement 8

PROPOSAL ONE - ELECTION OF DIRECTORS

Nominees

Autodesk's Bylaws permit our Board to establish by resolution the authorized number of directors, and ten directors are currently authorized. Accordingly, upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated ten individuals to be elected at the Annual Meeting. All of the nominees are presently directors of Autodesk and have consented to being named in this Proxy Statement and to serving as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten nominees named below. Your proxy cannot be voted for more than ten director candidates.

Summary of Director Nominee Experience, Qualifications, Attributes and Skills

We believe that our director nominees are highly qualified and well suited to continue providing effective oversight of our rapidly evolving business. Our director nominees provide our Board with a balance of critical relevant skills and an effective mix of experience, knowledge and diverse viewpoints, as summarized below.

Technology Industry Experience
10/10 directors
Nominees with experience in the software and technology industries help us to analyze our research and development efforts, competing technologies, the various products and processes that we develop and the industries in which we compete.
Senior Leadership Experience
10/10 directors
Nominees who have served in senior leadership positions enhance the Board’s ability to identify and develop those qualities in management. They also bring a practical understanding of organizations, processes, strategy, risk management and methods to drive change and growth.
Other Public Company Board Service
7/10 directors
Nominees who have served on other public company boards offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board with senior management and oversight of a changing mix of strategic, operational and compliance-related matters.
Financial Experience
10/10 directors
Nominees who have knowledge of financial markets, financing operations and accounting and financial reporting processes assist us in understanding, advising and overseeing our capital structure, financing and investing activities and our financial reporting and internal controls.
International Experience
10/10 directors
As a global organization with offices in 106 locations in the United States and internationally, nominees with global expertise bring useful business and cultural perspectives that relate to many significant aspects of our business.

2020 Proxy Statement 9

As reflected in the charts below, we have an experienced and balanced slate of Board nominees.

Tenure	Diversity	Age Distribution

See “Information and Qualifications” below for more detail regarding each director nominee’s qualifications and relevant experience.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.

Information and Qualifications

The name, age as of March 31, 2020, certain biographical information about each nominee and the nominees' unique qualifications to serve on the Board are set forth below. There are no family relationships among any of our directors or executive officers.

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board, including procedures for nominations of directors.

2020 Proxy Statement 10

Andrew Anagnost
Director Age: 55 Director since 2017

Dr. Anagnost joined Autodesk in September 1997 and has served as President and Chief Executive Officer since June 2017. Dr. Anagnost served as Co-CEO from February 2017 to June 2017, Chief Marketing Officer from December 2016 to June 2017 and as the Company’s Senior Vice President, Business Strategy & Marketing, from March 2012 to June 2017. From December 2009 to March 2012, Dr. Anagnost was Vice President, Product Suites and Web Services of the Company. Prior to this position, Dr. Anagnost served as Vice President of CAD/CAE products for the manufacturing division of the Company from March 2007 to December 2009. Previously, Dr. Anagnost held other senior management positions at the Company. Prior to joining the Company, Dr. Anagnost held various engineering, sales, marketing and product management positions at Lockheed Aeronautical Systems Company and EXA Corporation. He also served as an NRC post-doctoral fellow at NASA Ames Research Center. Dr. Anagnost holds a bachelor of science degree in Mechanical Engineering from California State University, Northridge (CSUN), and holds both a MS in Engineering Science and a PhD in Aeronautical Engineering and Computer Science from Stanford University.

Dr. Anagnost brings to the Board extensive experience in the technology industry and has spent nearly two decades in management roles within Autodesk. As our President and Chief Executive Officer, Dr. Anagnost possesses a deep knowledge and understanding of Autodesk's business, operations, and employees; the opportunities and risks we face; and management's strategy and plans for accomplishing Autodesk's goals.

Pursuant to Dr. Anagnost’s employment agreement, Autodesk has agreed to nominate Dr. Anagnost to serve as a member of the Board for as long as he is employed by Autodesk as CEO.

Stacy J. Smith
Non-Executive Chairman of the Board of Directors, Autodesk, Inc. Age: 57 Director since 2011

Mr. Smith is the non-executive Chairman of the Board of Directors. Mr. Smith currently serves as the executive chairman of Kioxia Corporation (formerly Toshiba Memory Corporation). Mr. Smith previously served as Group President of Sales, Manufacturing and Operations at Intel Corporation from February 2017 to January 2018. He served as the Executive Vice President, Manufacturing, Operations and Sales of Intel Corporation from October 2016 to February 2017. From November 2012 to October 2016, he served as Executive Vice President, Chief Financial Officer. Previously, Mr. Smith served as Senior Vice President, Chief Financial Officer from January 2010 to November 2012; Vice President, Chief Financial Officer from 2007 to 2010; and Vice President, Assistant Chief Financial Officer from 2006 to 2007. From 2004 to 2006, Mr. Smith served as Vice President, Finance and Enterprise Services and Chief Information Officer. Mr. Smith joined Intel in 1988. Mr. Smith has served on the board of directors of Kioxia Corporation since October 2018. Mr. Smith also serves on the board of directors of Metromile, Inc., The California Chapter of The Nature Conservancy Board of Trustees, and the University of Texas McCombs School of Business Advisory Board. Mr. Smith previously served on the boards of directors of Virgin America from February 2014 until it was acquired by Alaska Air Group in December 2016 and of Gevo, Inc. from June 2010 to June 2014.

Mr. Smith is independent and his over two decades of experience in the technology industry provide him with a strong understanding of Autodesk's industry, business and international operational challenges. His management positions with Intel, including his finance and executive roles, and his time spent overseas, provided him with critical insight into the operational requirements of a global company and the management and consensus-building skills required to lead our Board as non-executive Chairman and to serve on our Corporate Governance and Nominating Committee.

2020 Proxy Statement 11

Karen Blasing
Director Age: 63 Director since 2018

Ms. Blasing has over 25 years of executive operational and financial leadership experience in the technology industry. Ms. Blasing served as the chief financial officer of Guidewire Software, Inc. from 2009 to March 2015. Prior to Guidewire, Ms. Blasing served as the chief financial officer for Force 10 Networks and Senior Vice President of Finance for salesforce.com, Inc. Ms. Blasing also served as chief financial officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc., and held senior finance roles for Informix (now IBM Informix) and Oracle Corporation. Ms. Blasing has also served on the boards of directors of Zscaler, Inc. since January 2017 and GitLab, Inc., since August 2019. Ms. Blasing previously served on the board of directors of Ellie Mae, Inc. from June 2015 - May 2019. Ms. Blasing is independent and has over 25 years of executive operational and financial experience in the technology industry.

Ms. Blasing is independent and has over 25 years of executive operational and financial experience in the technology industry. Ms. Blasing's experience at Guidewire Software, Force 10 Networks, salesforce.com and Nuance Communications provides her with a strong understanding of Autodesk's business and international operational challenges. Her experience as a chief financial officer provides her with the financial acumen necessary to serve on our Audit Committee.

Reid French
Director Age: 48 Director since 2017

Mr. French served as Chief Executive Officer of Applied Systems, Inc., a leading software provide to the insurance industry, from September 2011 to June 2019, and as a member of its Board of Directors from September 2011 to January 2020. Previously, Mr. French was Chief Operating Officer at Intergraph Corporation, a global geospatial and computer-aided design software company, from April 2005 until October 2010 when Intergraph was acquired by Hexagon AB. From October 2003 to April 2005, Mr. French was Executive Vice President of Strategic Planning and Corporate Development at Intergraph. He sits on the Board of trustees for Davidson College and The Lovett School in Atlanta.

Mr. French is independent and his executive operational and strategic leadership experience in the technology industry provide him with a deep understanding of Autodesk's technology and business. Mr. French’s years of service as an executive officer and his service on the board of directors of Applied provide him with the executive compensation knowledge necessary to serve on our Compensation and Human Resources Committee.

2020 Proxy Statement 12

Dr. Ayanna Howard
Director Age: 48 Director since 2019

Dr. Howard has served as a director of the Company since September 2019. As an expert in the areas of robotics, human-computer interaction and artificial intelligence, Dr. Howard currently serves as the Linda J. and Mark C. Smith Professor and Chair of the School of Interactive Computing at the Georgia Institute of Technology. In addition, she is the Founder and Chief Technology Officer of Zyrobotics, a startup that designs AI-powered STEM tools for early childhood education. Prior to Georgia Tech, Dr. Howard served as Senior Robotics Researcher and Deputy Manager in the Office of the Chief Scientist with NASA’s Jet Propulsion Laboratory. Dr. Howard has served on the advisory boards for numerous robotics and AI-based organizations, and holds a degree from Brown University, a M.S. and Ph.D. in Electrical Engineering from the University of Southern California, as well as an M.B.A. from the Drucker Graduate School of Management.

Dr. Howard is independent and her executive, operational, academic, and strategic leadership experience in the technology industry provide her with a deep understanding of Autodesk's technology and business.

Blake Irving
Director Age: 60 Director since 2019

Mr. Irving has over 25 years of executive leadership experience in the technology industry. Mr. Irving served as the chief executive officer of GoDaddy Inc. from January 2013 to January 2018, and served on the board of directors of GoDaddy from May 2014 to June 2018. From 2010 to 2012, Mr. Irving served as chief product officer of Yahoo! Inc. From 2009 to 2010, Mr. Irving was a Professor in the M.B.A. program at Pepperdine University. From 1992 to 2007, Mr. Irving served in various senior and management roles at Microsoft Corporation, including most recently as Corporate Vice President of Windows Live Platform Group. Mr. Irving has served on the boards of directors of DocuSign, Inc. since August 2018 and ZipRecruiter, Inc. since November 2018.

Mr. Irving is independent and has over 25 years of executive operational and strategic leadership experience in the technology industry. Mr. Irving’s experience at GoDaddy, Yahoo! and Microsoft provides him with a strong understanding of Autodesk's industry, business and international operational challenges and with the executive compensation knowledge necessary to serve on our Compensation and Human Resources Committee.

2020 Proxy Statement 13

Mary T. McDowell
Director Age: 55 Director since 2010

Ms. McDowell has served as the president and chief executive officer of Mitel Networks Corporation since October 2019. Previously, Ms. McDowell served as the Chief Executive Officer and member of the board of directors at Polycom, Inc. from September 2016 to July 2018, when the company was acquired by Plantronics, Inc. Prior to Polycom, Ms. McDowell was an Executive Partner at Siris Capital, LLC. She served as Executive Vice President in charge of Nokia’s Mobile Phone unit from July 2010 to July 2012 and as Executive Vice President and Chief Development Officer of Nokia Corporation from January 2008 to July 2010. Previously, Ms. McDowell served as Executive Vice President and General Manager of Enterprise Solutions of Nokia from January 2004 to December 2007. Prior to joining Nokia in 2004, Ms. McDowell spent 17 years in various executive, managerial and other positions at Compaq Computer Corporation and Hewlett-Packard Company, including serving as Senior Vice President, Industry-Standard Servers of Hewlett-Packard. Ms. McDowell has served as a director of Informa plc since June 2018. Ms. McDowell previously served as a director of UBM plc from August 2014 to June 2018. Bazaarvoice, Inc. from December 2014 to October 2016 and NAVTEQ Corporation, a subsidiary of Nokia, from July 2008 until July 2010.

Ms. McDowell is independent and brings to our Board extensive management experience in the technology industry. Her two and a half decades of experience working for global technology companies focused on innovation and collaboration provide her with a firm understanding of Autodesk's core mission, business and technology. Her years of service as an executive officer at Polycom, Nokia and other technology companies, including Compaq Computer and Hewlett-Packard, provide her with the executive compensation knowledge necessary to serve as Chair of our Compensation and Human Resources Committee.

Stephen Milligan
Director Age: 56 Director since 2018

Mr. Milligan served as Western Digital Corporation’s chief executive officer from January 2013 to March 2020, and as its president from March 2012 to October 2015. Previously, Mr. Milligan served as the chief financial officer of Hitachi Global Storage Technologies (“HGST”) from 2007 to 2009, and as HGST’s chief executive officer from 2009 to 2012 when Western Digital acquired HGST. From January 2004 to September 2007, Mr. Milligan served as Western Digital’s chief financial officer after serving in other senior finance roles at Western Digital from September 2002 to January 2004. From April 1997 to September 2002, he held various financial and accounting roles of increasing responsibility at Dell Inc. and was employed at Price Waterhouse for 12 years prior to joining Dell. Mr. Milligan holds a Bachelor of Science degree in Accounting from Ohio State University. Mr. Milligan has served on the boards of directors of Ross Stores, Inc. since January 2015 and Western Digital Corporation since January 2013.

Mr. Milligan is independent and has over 30 years of executive operational and financial leadership experience in the technology industry. Mr. Milligan’s experience at Western Digital and HGST, including his finance and executive roles, provides him with a strong understanding of Autodesk's industry, business and international operational challenges. His experience as a CFO and CEO provides him with the financial acumen necessary to serve on our Audit Committee.

2020 Proxy Statement 14

Lorrie M. Norrington
Director Age: 60 Director since 2011

Ms. Norrington has over 35 years of operating experience in technology, software, and internet businesses. Ms. Norrington currently serves as an adviser and in an Operating Partner capacity for Lead Edge Capital. Lead Edge is a growth equity firm that partners with world-class entrepreneurs and exceptional technology businesses. Ms. Norrington served as President of eBay Marketplaces from July 2008 to September 2010. Previously, she served in a number of senior management roles at eBay from July 2006 until June 2008. Prior to joining eBay, Ms. Norrington served from June 2005 to July 2006 as President and CEO of Shopping.com, Inc., an online shopping comparison site. Prior to joining Shopping.com, Ms. Norrington served from August 2001 to January 2005, initially as Executive Vice President of small business, and later in the office of the CEO, at Intuit Inc., a business and financial management software company. Prior to joining Intuit, Ms. Norrington served in a variety of executive positions at General Electric Corporation over a twenty-year period, working in a broad range of industries and businesses. Ms. Norrington has served on the boards of directors of Eventbrite, Inc. since April 2015, Colgate-Palmolive since September 2015 and HubSpot since September 2013. Previously, she served on the boards of directors of DIRECTV from February 2011 until it was acquired by AT&T in July 2015; Lucasfilm, from June 2011 until it was acquired by Disney in December 2012; McAfee, Inc. from December 2009 until it was acquired by Intel in February 2011; and Shopping.com from November 2004 until it was acquired by eBay in August 2005.

Ms. Norrington is independent and has extensive experience in online commerce SaaS, and valuable management experience in the technology and manufacturing industries. Her three decades of building businesses and adapting to and capitalizing on rapid technological advancement provide Ms. Norrington with a unique perspective. Her executive and board experiences have provided her with the corporate governance skills required to serve on our Board and Corporate Governance and Nominating Committee.

Betsy Rafael
Director Age: 58 Director since 2013

Ms. Rafael has over 30 years of executive financial experience in the technology industry. Ms. Rafael most recently served as Chief Transformation Officer at GoDaddy Inc. from May 2018 to November 2019, Principal Accounting Officer of Apple Inc. from January 2008 to October 2012, and as its Vice President and Corporate Controller from August 2007 until October 2012. From April 2002 to September 2006, Ms. Rafael served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems, Inc., and held the position of Vice President, Corporate Finance of Cisco Systems from September 2006 to August 2007. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice-President and CFO of Escalate, Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics International Corp. (“SGI”), culminating her career at SGI as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems, Inc. and Apple Computers. Ms. Rafael began her career with Arthur Young & Company. Ms. Rafael previously served on the boards of directors of Echelon Corporation from November 2005 until June 2018, GoDaddy Inc. from May 2014 to May 2018, and Shutterfly from June 2016 until September 2019 and PalmSource, Inc.

Ms. Rafael is independent and has over 30 years of executive financial experience in the technology industry. Ms. Rafael’s experience at GoDaddy, Apple and Cisco, including her finance and executive roles, provides her with a strong understanding of Autodesk's industry, business and international operational challenges. Her experience as a principal accounting officer provides her with the financial acumen necessary to serve as the Chair of our Audit Committee.

2020 Proxy Statement 15

PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2021, and recommends that the stockholders vote to ratify that appointment. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of Autodesk and its stockholders.

Ernst & Young LLP has been retained as our independent registered public accounting firm continuously since the fiscal year ended January 31, 1983.

We expect a representative of Ernst & Young LLP to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Autodesk by Ernst & Young LLP and its affiliates for the fiscal years ended January 31, 2020 and 2019.

	Fiscal 2020	Fiscal 2019
	(in millions)
Audit Fees (1)	$5.8	$5.3
Audit-Related Fees (2)	0.1	0.3
Tax Fees (3)	0.2	0.1
All Other Fees (4)	0.1	—
Total	$6.2	$5.7
____________________

(1)	Audit Fees consisted of fees billed for professional services rendered for the integrated audit of Autodesk's annual financial statements and management's report on internal controls included in Autodesk's Annual Reports on Form 10-K, for the review of the financial statements included in Autodesk's Quarterly Reports on Form 10-Q, and for other services, including statutory audits and services rendered in connection with Securities and Exchange Commission ("SEC") filings.
(2)	Audit-Related Fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees arising from accounting-related consulting services.
(3)	Tax Fees consisted of fees billed for tax compliance, consultation and planning services.
(4)	Other fees consisted of fees for license compliance consultation services.

Pre-Approval of Audit and Non-Audit Services

Generally, all audit and non-audit services provided by Ernst & Young LLP and its affiliates to Autodesk must be pre-approved by the Audit Committee. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP and its affiliates during the year. The Audit Committee is also responsible for the audit fee negotiations associated with Autodesk's retention of Ernst & Young LLP. Periodically, the Audit Committee receives an update of all pre-approved audit and non-audit services conducted, and information regarding any new audit and non-audit services to be provided by Ernst & Young LLP and its affiliates. The Audit Committee reviews the update and approves the proposed services if they are deemed acceptable.

2020 Proxy Statement 16

To ensure prompt handling of unexpected matters, the Chair of the Audit Committee has authority to amend or modify the list of approved audit and non-audit services and fees so long as such additional or amended services do not affect Ernst & Young LLP's independence under applicable SEC rules. The Chair reports any such action taken at subsequent Audit Committee meetings.

Rotation

The Audit Committee periodically reviews and evaluates the performance of Ernst & Young LLP’s lead audit partner, oversees the required rotation of the lead audit partner responsible for our audit, and reviews and considers the selection of the lead audit partner.

At this time, the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of Autodesk and its stockholders.

2020 Proxy Statement 17

PROPOSAL THREE - NON-BINDING VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as described in the section titled “Compensation Discussion and Analysis” (or “CD&A”) below and the accompanying compensation tables and narrative discussion in this Proxy Statement (a “Say-on-Pay” vote). Stockholders are encouraged to read that information in its entirety to obtain a complete understanding of Autodesk's executive compensation program philosophy, design and linkage to stockholder interests.

Autodesk has designed its compensation programs to reward executives for producing strong results that are aligned with the interests of stockholders. We emphasize variable “long-term” and “at risk” compensation dependent upon prospective financial, strategic and stock price performance and a retrospective assessment of Autodesk's success to determine pay opportunities. In fiscal 2020, 92% of our CEO's and 86% of all other NEOs’ total compensation were variable in nature and “at risk” and 84% of our CEO’s and 77% of all other NEOs’ total compensation consisted of long-term equity.

Fiscal 2020 Strategic Priorities and Performance Metrics

The software industry has undergone a transition from developing and selling perpetual licenses of on-premises software to selling subscriptions to access software delivered as a service, through cloud-enabled and mobile applications. Our strategy is to lead the industries we serve to flexible subscription offerings, the convergence of design and make processes, and the insights and automation that can be delivered using machine learning and artificial intelligence. Autodesk offers term-based subscriptions for our products, cloud service offerings, and flexible enterprise business agreements (collectively referred to as "subscription plan").

During fiscal 2020, we continued making progress on the three strategic priorities established by Dr. Anagnost in consultation with the Board: delivering on the promise of subscription, digitizing the company, and re-imagining construction, manufacturing, and production. The success of our business model transition was measured and evidenced by our subscription plan annualized recurring revenue (“ARR”) representing 91% of total ARR at fiscal year-end compared with 80% for fiscal 2019. We met or exceeded our revenue and operating margin targets, and set records for operating and free cash flow, reaching $1.42 billion and $1.36 billion, respectively for fiscal 2020. As we exited fiscal 2020, subscriptions represented approximately 85% of our revenue with maintenance contributing less than 10%. As of the end of fiscal 2020, Autodesk considers its business model transition effectively complete and we are entering the sustainable growth phase of our subscription journey. We continue to invest in our digital infrastructure to improve the digital experience of customers across a range of interactions and to create self-service capabilities for a variety of customer needs. Autodesk’s construction business has shown strong growth, we continue to gain share in manufacturing, our generative design and our Fusion product continue to attract global manufacturing leaders to partner with us, and we are making progress in monetizing our non-compliant users.

To incentivize long-term value creation and strong financial performance as we navigated our transition, our bonus and equity plans incorporated performance metrics that aligned with the key drivers of success during the respective phases of our business model transition and continued to reflect the health of the business coming out of the transition at the end of fiscal 2020.

The following performance metrics were used for our NEOs during fiscal 2020:

Performance Metrics
●	Total Annualized Recurring Revenue ("ARR")
●	Non-GAAP Operating Income
●	Free Cash Flow
●	Relative TSR (over 1, 2 and 3 years)

2020 Proxy Statement 18

Our executive officers’ continued successful implementation of our business model drove the following fiscal 2020 results:

●	Total ARR was $3.43 billion, an increase of 25% from fiscal 2019.
●	Income (loss) from operations was $343.0 million, compared to $(25.0) million in fiscal 2019.
●	Non-GAAP income (loss) from operations was $802.6 million, an increase from $316.0 million in fiscal 2019.*
●	Free cash flow was $1.36 billion, an increase from $310.1 million in fiscal 2019.*
●	Stock price increased by 34% in fiscal 2020, 70% over the last two fiscal years and 142% over the last three fiscal years.
____________________

*	A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

The Compensation and Human Resources Committee (the “Committee”) considered those performance factors in reaching its decisions regarding pay for the NEOs for fiscal 2020.

Stockholder Engagement Regarding Say-on-Pay and Actions Taken

Autodesk and the Committee value the input of our stockholders. In 2019, 95.5% of the votes cast on our Say-on-Pay proposal were favorable, which reflected strong stockholder support for our executive compensation programs. In fiscal 2020, members of our management team continued our annual outreach and contacted stockholders representing in total over 60% of the outstanding shares. Our team met with governance professionals from passive funds as well as portfolio managers from active funds to discuss our executive compensation programs, board composition, diversity and governance. The breadth of the Company’s outreach program enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. Based on these discussions, the Committee found that our stockholders continued to be supportive of our executive compensation programs and the alignment between our CEO pay and Autodesk’s performance. The Committee carefully considered stockholder feedback as part of its ongoing review of our executive compensation programs, design and metrics.

Compensation Guiding Principles

The executive compensation program is designed to attract, motivate, and retain talented executives and provide a rigorous framework that is tied to stockholder returns, Company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:

●	Recruit and retain the highest caliber of executives through competitive rewards;
●	Motivate executive officers to achieve business and financial goals;
●	Balance rewards for short- and long-term performance; and
●	Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

●	Whether Autodesk achieves its short-term and long-term financial and non-financial objectives, including execution on its business model transition;
●	Autodesk's TSR relative to the companies included in the S&P Computer Software Select Index and companies in the North American Technology Software Index with a market capitalization over $2 billion;
●	The specific role and responsibility of the officer;
●	Each individual officer’s skills, competency, contributions and performance;
●	Internal pay parity considerations; and
●	Retention considerations.

2020 Proxy Statement 19

Executive compensation is variable and balanced between short- and long-term performance, all of which is tied to Autodesk's absolute and relative financial and stock price performance.

CEO	Other NEOs

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal 2020, 92% of our CEO's and 86% of all other NEOs’ total compensation was variable in nature and “at risk” and 84% of our CEO’s and 77% of all other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods.

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the CD&A.

What We Do	What We Do Not Do
✓ Robust stockholder outreach program	⦸ Allow hedging and trading in Autodesk derivative securities
✓ Significant percentage of NEO total pay tied to achievement of critical financial and stockholder value creation	⦸ Reprice stock options
✓ Representative peer group	⦸ Offer executive benefits and excessive perquisites
✓ Significant stock ownership requirements	⦸ Fixed-term employment agreements
✓ Clawback policy
✓ Double-trigger change in control arrangements with no excise tax gross-up
✓ Equity award grant policy
✓ Effective risk management
✓ Independent compensation committee and consultant

2020 Proxy Statement 20

Vote Recommendation

When casting the 2020 Say-on-Pay vote, we encourage our stockholders to consider our fiscal 2020 stockholder outreach and the collective changes we have made to the executive compensation program in recent years to more closely align the total direct compensation opportunity of the named executive officers with Autodesk's objectives of driving meaningful annual financial growth and maximizing long-term value. Accordingly, we ask our stockholders to vote “FOR” the advisory, non-binding Say-on-Pay proposal at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) PROPOSAL APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

2020 Proxy Statement 21

CORPORATE GOVERNANCE

Autodesk is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our executive officers oversee a strong system of internal controls and compliance with corporate policies and applicable laws and regulations. Our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines (the “Guidelines”). The Guidelines set forth the principles that guide our Board's exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers, and set corporate strategy. On a regular basis, the Board reviews our governance practices, corporate governance developments and stockholder feedback to ensure continued effectiveness.

The Board first adopted the Guidelines in December 1995 and has refined them periodically since.

●

In March 2007, the Board amended the Guidelines to provide for majority voting in director elections, except for contested elections. The 2007 amendments also required each director to submit a resignation that will take effect if such director fails to receive a majority vote in any subsequent election and the Board accepts the resignation.

●	In March 2009, the Board amended the Guidelines to provide for a non-executive Chairman of the Board.
●	In March 2010, the Board amended the Guidelines to, among other things, clearly outline the Board's responsibility for overseeing Autodesk's risk management.
●	In December 2011, the Board amended the Guidelines to, among other things, address changes in a director's occupation.
●	In December 2016, the Board amended the Guidelines to enhance related party transaction processes, align restrictions relating to multiple directorships, and expand on compliance.
●	In December 2018, the Board amended the Guidelines to, among other things, address gender composition requirements.
●	In March 2020, the Board amended the Guidelines to, among other things, address multiple directorships by reducing the total number of public company boards on which our directors may serve.

The Guidelines are available on our website at www.autodesk.com under “Investor Relations-Corporate Governance.”

In addition, we have adopted a Code of Business Conduct for directors and employees, and a Code of Ethics for Senior Executive and Financial Officers, including our principal executive officer, principal financial officer, principal accounting officer, all senior vice presidents, and all individuals reporting to our principal financial officer, to ensure that our business is conducted in a consistently legal and ethical manner. Our current Code of Business Conduct and Code of Ethics for Senior Executive and Financial Officers are available on our website at www.autodesk.com under “Investor Relations-Corporate Governance.” We will post on this section of our website any amendment to our Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers, as well as any waivers of these Codes that are required to be disclosed by the rules of the SEC or The Nasdaq Global Select Market (“Nasdaq”).

Stock Ownership Guidelines

The Board believes directors and executive officers should have a meaningful financial stake in Autodesk in order to further align their interests with Autodesk’s stockholders. To that end, the Board has adopted mandatory ownership guidelines for the directors and executive officers. These mandatory ownership guidelines require all executive officers and directors to hold

2020 Proxy Statement 22

shares of Autodesk’s Common Stock equivalent in value to a multiple of his or her base salary or cash retainer. The current stock ownership guidelines are as follows:

	CEO	Executive Vice President	Senior Vice President	Director
Multiple of Base Salary/Cash Retainer	6.0 times	3.0 times	3.0 times	5.0 times

The Board reviews progress against these guidelines and requirements annually and updates them as appropriate. See the section titled “Executive Compensation—Compensation Discussion and Analysis” below for additional information regarding Autodesk's stock ownership guidelines.

Independence of the Board

As required by applicable Nasdaq listing standards, a majority of the members of our Board qualify as “independent.” The Board has determined that, with the exception of Andrew Anagnost, our President and CEO, all of its members are “independent directors” as that term is defined by applicable Nasdaq listing standards. That definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company.

In addition, as further required by applicable Nasdaq listing standards, the Board has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making its independence determinations, the Board considered that Mr. Milligan is a former executive officer and Mr. French a former member of the board of directors at entities that have arms-length, ordinary course commercial relationships with Autodesk and that amounts paid or received by those entities for products or services in fiscal 2020 were not material. The Board determined that the foregoing relationships would not interfere with the exercise of independent judgment by Messrs. French and Milligan in carrying out their responsibilities as directors.

The independent directors meet regularly in executive session, without executive officers present, as part of the quarterly meeting procedure. The Chairman presides at executive sessions, which are intended to facilitate open discussion among the independent directors.

Outside Board Memberships

We have a highly experienced and engaged Board of Directors. We value the diverse perspectives that our directors’ outside board memberships bring to our boardroom. Directors who serve on other public company boards offer advice and insights with regard to the dynamics and operation of a Board of Directors, the relations of a board with senior management and oversight of a changing mix of strategic, operational and compliance-related matters.

However, in order to ensure sufficient time and attention to meet the responsibilities of Board membership, our Corporate Governance Guidelines, as amended in March 2020, state that directors shall serve on no more than four boards of directors of publicly traded companies, including this Board, without consent of the Corporate Governance and Nominating Committee. Per our corporate governance guidelines, directors shall advise the Chairman of the Board or the Lead Independent Director, as applicable, and the Corporate Governance and Nominating Committee before accepting an invitation to serve on an additional for-profit corporate board of directors. The Corporate Governance and Nominating Committee reviews on an annual basis, in the context of recommending a slate of directors for stockholder approval, the composition of the Board, including matters such as other board commitments.

Board Meetings and Board Committees

The Board held a total of five meetings (including regularly scheduled and special meetings) during fiscal 2020. Each director then serving attended 100% of the total number of meetings of the Board and committees of which he or she was a member during fiscal 2020. The Board currently has three standing committees: an Audit Committee, a Compensation and Human Resources Committee, and a Corporate Governance and Nominating Committee. Each committee has adopted a written charter

2020 Proxy Statement 23

approved by the Board. All three charters are available on Autodesk's website at www.autodesk.com under “Investor Relations-Corporate Governance.”

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), currently consists of Betsy Rafael (Chair), Karen Blasing, and Stephen Milligan, each of whom is “independent” as such term is defined for audit committee members by applicable Nasdaq listing standards. The Board has determined that each current member of the Audit Committee is an “audit committee financial expert” as defined in the rules of the SEC. Upon completion of the Annual Meeting, Dr. Howard will join the Audit Committee; she is “independent” as such term is defined for audit committee members by applicable Nasdaq listing standards.

The Audit Committee held eight meetings during fiscal 2020.

See “Report of the Audit Committee of the Board of Directors” on page 64 for more information regarding the functions of the Audit Committee.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee currently consists of Mary T. McDowell (Chair), Reid French and Blake Irving, each of whom qualifies as independent for compensation committee purposes under applicable Nasdaq listing standards, the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and SEC Rule 16b-3.

The Compensation and Human Resources Committee reviews compensation and benefits for our executive officers and has authority to grant stock options, RSUs and PSUs to executive officers and non-executive employees under our stock plans. As non-employee directors, the members of the Compensation and Human Resources Committee are not eligible to participate in Autodesk’s discretionary employee stock programs. RSUs are granted automatically to non-employee directors under the non-discretionary 2012 Outside Directors' Stock Plan.

See the section titled “Executive Compensation-Compensation Discussion and Analysis” below for a description of Autodesk's processes and procedures for determining executive compensation. The Compensation and Human Resources Committee may form and delegate authority to subcommittees when appropriate.

The Compensation and Human Resources Committee held five meetings during fiscal 2020.

The “Compensation Committee Report” is included in this Proxy Statement on page 45.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Lorrie M. Norrington (Chair) and Stacy J. Smith, each of whom qualifies as an independent director under applicable Nasdaq listing standards.

The Corporate Governance and Nominating Committee is responsible for developing general criteria regarding the qualifications and selection of members of the Board, and for recommending candidates for election to the Board. The Corporate Governance and Nominating Committee also is responsible for developing overall governance guidelines, overseeing the performance of the Board, and reviewing and making recommendations regarding director composition and the mandates of Board committees. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board submitted by Autodesk stockholders. For more information, see the section titled “Corporate Governance-Nominating Process for Recommending Candidates for Election to the Board” below.

The Corporate Governance and Nominating Committee held five meetings during fiscal 2020.

2020 Proxy Statement 24

Board Leadership Structure

Our Corporate Governance Guidelines direct the Board to fill the Chairman of the Board and Chief Executive Officer positions after considering a number of factors, including the current size of our business, composition of the Board, current candidates for such positions, and our succession planning goals. Currently, we separate the positions of Chief Executive Officer and non-executive Chairman of the Board. Since June 2018, Mr. Smith has served as our non-executive Chairman of the Board. Our Corporate Governance Guidelines also provide that, in the event the Chairman of the Board is not an independent director, the Board must elect a “Lead Independent Director.” The responsibilities of the Chairman of the Board or the Lead Independent Director include setting the agenda for each meeting of the Board, in consultation with the Chief Executive Officer; presiding at executive sessions; and facilitating communication with the Board, executive officers and stockholders.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our President and Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing independent advice to, and oversight of, management. The Board believes that having an independent director serve as Chairman is the appropriate leadership structure for Autodesk at this time and demonstrates our commitment to good corporate governance.

In addition, as described above, our Board has three standing committees consisting entirely of independent directors. The Board delegates substantial responsibility to these committees, which report their activities and actions back to the full Board. We believe having independent committees with independent chairpersons is an important aspect of the leadership structure of our Board.

Risk Oversight

Our Board, as a whole and through its committees, is responsible for the oversight of risk management. Our executive officers are responsible for the day-to-day management of the material risks Autodesk faces. In its oversight role, our Board must satisfy itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of the full Board in setting our business strategy at least annually is a key part of its oversight of risk management, its consideration of our executive officers' appetite for risk, and its determination of what constitutes an appropriate level of risk. The full Board receives updates from our executive officers and outside advisers regarding certain risks Autodesk faces, including litigation, cyber security, data privacy, corporate governance best practices and various operating risks.

In addition, each Board committee oversees certain aspects of risk management. For example, our Audit Committee is responsible for overseeing the management of risks associated with Autodesk's financial reporting, accounting and auditing matters; our Compensation and Human Resources Committee oversees our executive officer succession planning and risks associated with our compensation policies and programs; and our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning. Board committees report their findings to the full Board.

Senior executive officers attend all meetings of the Board and its standing committees and are available to address any questions or concerns raised by the Board regarding risk management and any other matters. Annually, the Board holds strategic planning sessions with senior executive officers to discuss strategies, key challenges, and risks and opportunities for Autodesk.

Education, Sustainability and Philanthropic Programs

Education

Autodesk is committed to helping fuel a lifelong passion for design and making among students of all ages, both within and outside the classroom. We offer free educational licenses of Autodesk's professional software to students, educators, and accredited educational institutions worldwide. We inspire and support beginners with Tinkercad, a simple online 3D design and 3D printing tool. Through Autodesk Design Academy, we provide secondary and postsecondary schools hundreds of standards-aligned class projects to support design-based disciplines in Science, Technology, Engineering, Digital Arts, and Math (STEAM) using Autodesk's professional-grade design, engineering and entertainment software. Autodesk Design Academy curricula is also syndicated on iTunes U and Udemy, where millions of students go to learn online. Classes and projects are

2020 Proxy Statement 25

available on our Instructables website for anyone looking to expand their "making" skills. Our intention is to make Autodesk software ubiquitous and the design and making software of choice for those poised to become the next generation of professional users.

Sustainability Programs

To help our customers imagine, design, and make a better world, our sustainability initiatives focus our efforts on the areas where we can have the greatest positive impact: enabling sustainable practices through our products, delivering free sustainable-design learning and training resources, providing software grants to qualifying nonprofits and entrepreneurs, and leading by example with our sustainable business practices. Through our products and services, we are supporting our customers to better understand and improve the environmental performance of everything they make.

Climate Change

In addressing the global challenges posed by climate change, we make it possible for our customers to innovate and respond to associated changes in regulation, building code, physical climate parameters and other climate-related developments. This effort can directly and indirectly create more demand for existing and new Autodesk products and services in the short and long-term. Furthermore, our leadership is committed to taking climate action and that commitment goes hand-in-hand with our values and reputation in the marketplace.

Climate Change Management Actions

To drive continued progress and meet growing demand, we continue to expand the solutions, education, and support we offer, helping customers secure a competitive advantage for a low-carbon future by designing high-performance buildings, resilient cities and infrastructure, and more efficient transportation and products. To continue to grow this market, we provide software and support to early stage entrepreneurs and start-up companies who are designing clean technologies. We plan to expand these offerings in the future based upon demand and opportunity in response to challenges posed by climate change.

Internally, we are investing in best practices to mitigate our greenhouse gas emissions and climate change risk through investments in renewable energy, energy efficiency, disaster management and recovery strategies, and materials innovation. We are on track to meet our previously announced goal of science-based greenhouse gas reduction target of 43% absolute emissions by the end of fiscal 2020 and have announced a new commitment to being net-zero emissions by the end of fiscal 2021. Our results will be published in our fiscal 2020 sustainability report in the second quarter of fiscal 2021.

Climate Change Governance

With oversight from our CEO, the Sustainability & Foundation Team has direct responsibility for setting and implementing our corporate sustainability strategy, including our climate change strategy.

Emissions Performance & Other Key Performance Indicators

By end of fiscal 2019, Autodesk had reduced its net greenhouse gas emissions for its operational boundary by 41% from our fiscal year 2009 baseline to 178,000 metric tons of carbon dioxide equivalent. This reduction was accomplished through increased investment in renewable energy and energy efficiency in our global real estate portfolio and investments with our customers to create carbon avoidance projects that generate verified emission reduction credits. More information about our sustainability commitment can be found in our annual sustainability reports, which we have published on our website since 2008. Our fiscal 2020 sustainability report will be published in the second quarter of fiscal 2021.

Philanthropy

The Autodesk Foundation (the "Foundation"), a privately funded 501(c)(3) charity organization established and solely funded by us, leads our philanthropic efforts. The purpose of the Foundation is twofold: to support employees to create a better world at work, at home, and in the community by matching employees' volunteer time and/or donations to nonprofit organizations; and to support organizations and individuals using design to drive positive social and environmental impact. In the latter case, we use grant funding, software donations, and training to accomplish this goal, selecting the most impactful and innovative organizations around the world, thus, leading to a better future for our planet. On our behalf, the Foundation also administers a discounted software donation program to nonprofit organizations, social and environmental entrepreneurs, and others who are developing design solutions that will shape a more sustainable future.

2020 Proxy Statement 26

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Human Resources Committee are Mary T. McDowell, Reid French and Blake Irving. In addition, Crawford W. Beveridge served on the committee for part of fiscal 2020. No director who served as a member of the Compensation and Human Resources Committee during fiscal 2020 is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship existed between any director who served as a member of the Compensation and Human Resources Committee during fiscal 2020 and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Board Evaluations

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and Board effectiveness. The evaluation process used by the Board is designed to assess the effectiveness and needs of the Board and its committees as well as individual director performance and contribution levels. The Corporate Governance and Nominating Committee considers the results of the annual evaluations in connection with its review of director nominees to ensure the Board continues to operate effectively. The evaluation results also are used to provide feedback to Board committees and individual directors. In fiscal 2020, the board used the services of third-party corporate governance experts in relation to the directors’ self-evaluation and peer evaluation questionnaires and to conduct individual director interviews. The evaluation process provides valuable information for the Chairman and Corporate Governance and Nominating Committee to consider during the board evaluation process and on a go-forward basis to enhance board effectiveness.

Nominating Process for Recommending Candidates for Election to the Board

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership on the Board and recommending candidates for election to the Board. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: Chief Legal Officer, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications; information regarding any relationships between the candidate and Autodesk within the last three years; and evidence that the nominating person owns Autodesk stock.

The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees are as follows:

●	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board.

●	The Corporate Governance and Nominating Committee oversees a periodic evaluation of the performance of the Board as a whole and evaluates the performance of individual members of the Board eligible for re-election at the annual meeting of stockholders.

●	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and skills on the Board. The Corporate Governance and Nominating Committee considers: (1) the current size and composition of the Board and the needs of the Board and its committees; (2) such factors as character, judgment, diversity, age, expertise, business experience, length of service, independence, and other commitments; (3) relationships between directors and Autodesk's customers and suppliers; and (4) such other factors as the Committee may consider appropriate.

●	While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board that comprises directors who (1) are predominantly independent; (2) have high integrity; (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the software industry and Autodesk's business in particular; (4) have qualifications that will increase overall Board effectiveness; (5) have varied and divergent experiences, viewpoints and backgrounds; and (6) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

2020 Proxy Statement 27

●	With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references, direct interviews with the candidate, or other actions the Corporate Governance and Nominating Committee deems necessary or proper.

●	The Corporate Governance and Nominating Committee has the authority to retain and terminate any third-party search firm to identify director candidates, and has the authority to approve the fees and retention terms of such search firm.

●	The Corporate Governance and Nominating Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or to add additional directors prior to the annual meeting of stockholders at which directors are elected.

●	After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee selects, or recommends to the full Board for selection, the director nominees.

The Corporate Governance and Nominating Committee does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. However, as discussed above, diversity is one of the numerous criteria the Corporate Governance and Nominating Committee reviews before recommending a candidate. When searching for new directors, our Board endeavors to actively seek out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. Our Board aims to create a team of directors with diverse experiences and backgrounds to provide our complex, global company with thoughtful and engaged board oversight. The Corporate Governance and Nominating Committee assesses the effectiveness of its diversity efforts through periodic evaluations of the Board’s composition.

Attendance at Annual Stockholders' Meetings by Directors

Autodesk does not have a formal policy regarding attendance by members of the Board at the Annual Meeting of Stockholders. Directors are encouraged, but not required, to attend. All of our directors then serving attended the 2019 Annual Meeting of Stockholders either in person or telephonically.

Contacting the Board

Communications from stockholders to the non-employee directors should be addressed to the non-executive Chairman as follows: Autodesk, Inc., c/o Chief Legal Officer, 111 McInnis Parkway, San Rafael, California 94903, Attention: Non-Executive Chairman.

2020 Proxy Statement 28

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this proxy statement, the individuals included in the Summary Compensation Table and Narrative Disclosure beginning on page 46 are referred to as our “named executive officers” or “NEOs.” For fiscal 2020, our NEOs were:

●	Andrew Anagnost, Chief Executive Officer and President;

●	R. Scott Herren, Senior Vice President and Chief Financial Officer;

●	Steven M. Blum, Senior Vice President, Worldwide Field Operations;

●	Pascal W. Di Fronzo, Senior Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary; and

●	Carmel Galvin, Senior Vice President, People and Places and Chief Human Resources Officer.

The information in this discussion provides perspective and narrative analysis relating to, and should be read along with, the executive compensation tables beginning on page 46.

Our Compensation Discussion and Analysis provides an overview of our business performance in fiscal 2020, highlights the key components and structure of our executive compensation program, discusses the principles underlying our compensation policies and procedures, and addresses other matters we believe explain and demonstrate our performance-based compensation philosophy. Since it primarily describes the results of our executive compensation program for fiscal 2020, it does not address the impact of the coronavirus (or COVID-19) on the global economy, our business and financial results for fiscal 2021, or our executive compensation results for fiscal 2021. The Compensation Committee has considered the economic uncertainty created by the COVID-19 pandemic when reviewing certain fiscal 2021 executive compensation programs, as briefly discussed below. A more complete discussion of the decisions regarding and results of our fiscal 2021 executive compensation program will be included in our proxy statement for next year’s annual meeting.

Executive Summary

Fiscal 2020 Strategic Priorities and Performance Metrics

The software industry has undergone a transition from developing and selling perpetual licenses of on-premises software to selling subscriptions to access software delivered as a service, through cloud-enabled and mobile applications. Our strategy is to lead the industries we serve to flexible subscription offerings, the convergence of design and make processes, and the insights and automation that can be delivered using machine learning and artificial intelligence. Autodesk offers term-based subscriptions for our products, cloud service offerings, and flexible enterprise business agreements (collectively referred to as "subscription plan").

During fiscal 2020, we continued making progress on the three strategic priorities established by Dr. Anagnost in consultation with the Board: delivering on the promise of subscription, digitizing the company, and re-imagining construction, manufacturing, and production. The success of our business model transition was measured and evidenced by our subscription plan annualized recurring revenue (“ARR”) representing 91% of total ARR at fiscal year-end compared with 80% for fiscal 2019. We met or exceeded our revenue and operating margin targets, and set records for operating and free cash flow, reaching $1.42 billion and $1.36 billion, respectively for fiscal 2020. As we exited fiscal 2020, subscriptions represented approximately 85% of our revenue, with maintenance contributing less than 10%. As of the end of fiscal 2020, Autodesk considers its business model transition effectively complete and we are entering the sustainable growth phase of our subscription journey. We continue to invest in our digital infrastructure to improve the digital experience of customers across a range of interactions and to create self-service capabilities for a variety of customer needs. Autodesk’s construction business has shown strong growth, we continue to gain share in manufacturing, our generative design and our Fusion product continue to attract global manufacturing leaders to partner with us, and we are making progress in monetizing our non-compliant users.

2020 Proxy Statement 29

To incentivize long-term value creation and strong financial performance as we navigated our transition, our bonus and equity plans incorporated performance metrics that aligned with the key drivers of success during the respective phases of our business model transition and continued to reflect the health of the business coming out of the transition at the end of fiscal 2020. In fiscal 2019 the Compensation Committee established metrics that drove and aligned with progress toward completion of the business model transition, and the Committee believes that overall these metrics continued to reflect the health of our business and drive long-term value creation. Thus, the fiscal 2020 metrics are consistent with those for fiscal 2019, with the exception of Free Cash Flow per share which was replaced with Free Cash Flow for fiscal 2020 in order to better align incentives with corporate goals communicated internally and externally.

The following performance metrics were used for our NEOs during fiscal 2020:

Performance Metrics
●	Total Annualized Recurring Revenue ("ARR")
●	Non-GAAP Operating Income
●	Free Cash Flow
●	Relative TSR (over 1, 2 and 3 years)

Our executive officers’ continued successful implementation of our business model drove the following fiscal 2020 results including those related to specific performance metrics above:

●	Total ARR was $3.43 billion, an increase of 25% from fiscal 2019.

●	Income (loss) from operations was $343.0 million, compared to $(25.0) million in fiscal 2019.

●	Non-GAAP income (loss) from operations was $802.6 million, an increase from $316.0 million in fiscal 2019.*

●	Free cash flow was $1.36 billion, an increase from $310.1 million in fiscal 2019.*

●	Stock price increased by 34% in fiscal 2020, 70% over the last two fiscal years and 142% over the last three fiscal years.
____________________

*	A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

The Committee considered these performance metrics in reaching its decisions regarding pay for the NEOs for fiscal 2020.

Say-on-Pay Results and Stockholder Outreach

Autodesk and the Committee value the input of our stockholders. In 2019, 95.5% of the votes cast on our Say-on-Pay proposal were favorable, which reflected strong stockholder support for our executive compensation programs. In fiscal 2020, members of our management team continued our annual outreach and contacted stockholders representing in total over 60% of the outstanding shares. Our team met with governance professionals from passive funds as well as portfolio managers from active funds to discuss our executive compensation programs, board composition, diversity, and governance. The breadth of our outreach program enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. Based on these discussions, the Committee found that our stockholders continued to be supportive of our executive compensation programs and the alignment between executive pay and Autodesk’s performance. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design and metrics.

Emphasis on Variable “At Risk” Performance Executive Compensation

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal 2020, 92% of our CEO's and 86% of all other NEOs’ total compensation was variable in nature and “at risk” and 84% of our CEO’s and 77% of all other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year

2020 Proxy Statement 30

performance periods. The charts below demonstrate the fiscal 2020 pay mix between base salary, targeted short-term incentives, and targeted long-term equity compensation for our CEO and all other NEOs.

CEO	Other NEOs

Fiscal 2020 Executive Compensation Decisions

Below is a description of the annual compensation decisions made for our CEO and other NEOs based on results for the just-completed fiscal year.

Base Salary

March 2019: The Committee considered an analysis of the competitive positioning and internal parity associated with base salary for each role, an assessment of each executive officer’s experience, skills and performance level, and Autodesk’s performance. Based on those factors, the executive officers’ base salaries were increased ranging from 2.1% to 12.5% for fiscal 2020.

Annual Cash Incentive Awards

March 2020: Consistent with fiscal 2020 financial results, the Committee determined that, based on attainment of the performance metrics used within Autodesk’s cash incentive plan, the annual cash incentive awards for our CEO and other NEOs were earned at 87% of their target award opportunity (for more discussion of cash awards, see “Annual Short-Term Incentive Compensation” below).

Equity Awards

March 2019: In determining the size of equity awards, the Committee considered the Company’s performance; market data for each executive; internal parity across roles; the individual skills, experience, and performance of each executive; and the mix of cash and equity compensation to ensure that equity awards would motivate the creation of long-term value while satisfying the Committee’s retention objectives.

The Committee approved annual equity awards for our NEOs in the form of performance stock units (“PSUs”) and restricted stock units (“RSUs”). Our CEO and NEOs received 60% of their equity awards in PSUs and 40% in RSUs. The vesting of the PSUs is contingent upon performance against the metrics used within Autodesk’s equity incentive plan.

Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and should provide a rigorous framework that is tied to stockholder returns, Company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:

●	Recruit and retain the highest caliber of executives through competitive rewards;

●	Motivate executive officers to achieve business and financial goals;

2020 Proxy Statement 31

●	Balance rewards for short- and long-term performance; and
●	Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

●	Whether Autodesk achieves its short-term and long-term financial and non-financial objectives, including execution on its business model transition;
●	Autodesk’s TSR relative to companies in the North American Technology Software Index;
●	The specific role and responsibility of the officer;
●	Each individual officer’s skills, competency, contributions and performance;
●	Internal pay parity considerations; and
●	Retention considerations.

The Compensation-Setting Process

The Committee reviews and approves all components of each executive officer’s compensation.

CEO Pay Decisions

Throughout the year, the Committee and other independent members of the Board, including the Chairman, review the performance of, and provide feedback to the CEO at regularly scheduled meetings and through informal discussions. Annually, the Committee meets and discusses with other independent members of the Board the performance of the CEO in light of corporate goals and objectives. The Committee took this assessment into account, along with competitive compensation data and internal pay parity considerations. The Committee set target levels to be aggressive, yet achievable, with diligent effort during the fiscal year. The Committee formulated recommendations on CEO compensation in consultation with its independent consultant, consulted with the other independent directors, and then approved the CEO compensation.

Executive Officer Pay Decisions

The CEO makes recommendations to the Committee regarding the base salary, annual cash incentive awards, and equity awards for each executive officer other than himself. These recommendations are based on the CEO’s assessment of each executive officer’s performance during the year, competitive compensation data, internal pay parity and retention considerations. The CEO reports on the performance of the executive officers and their business functions during the year in light of corporate goals and objectives. The CEO bases his evaluation on his knowledge of each executive officer’s performance and from others with knowledge of their performance, including feedback provided by the executive officers and their direct reports. The Human Resources Group assists the CEO in assessing each executive officer’s performance and providing market compensation data for each role. In executing the responsibilities set forth in its charter, the Committee relies on a number of resources to provide input to the decision-making process.

Independent Consultant

The Committee retained Exequity LLP as its compensation adviser for fiscal 2020. Exequity provided advice and recommendations on many issues: total compensation philosophy; program design, including program goals, components, and metrics; peer data; compensation trends in the high technology sector and general market for senior executives; separation plans; the compensation of the CEO and the other executive officers; and disclosure of our executive pay programs. The Committee has considered the independence of Exequity in light of Nasdaq's listing standards for compensation committee independence and the rules of the SEC. The Committee requested and received a written confirmation from Exequity addressing the independence of the firm and its senior advisers working with the Committee. The Committee discussed these considerations and concluded that the work performed by Exequity did not raise any conflict of interest.

2020 Proxy Statement 32

Management

The Committee also consults with management and Autodesk’s Human Resources Group regarding executive and non-executive employee compensation plans, including administration of Autodesk’s equity incentive plans.

Competitive Compensation Positioning and Peer Group

To ensure our executive compensation practices are competitive and consistent with the Committee’s guiding principles, Exequity and management provide the Committee with compensation data for each executive role. This data is drawn from a group of companies in relevant industries that compete with Autodesk for executive talent (the “compensation peer group”). The Committee uses this data, as well as information about broader technology industry compensation practices, when deliberating on the compensation of the executive officers.

The compensation peer group is selected based upon multiple criteria, including industry positioning, competition for talent, revenue, market capitalization, financial results and geographic footprint.

The Committee reviews the compensation peer group each year to ensure that the comparisons remain meaningful and relevant.

Based on the Committee’s review, the fiscal 2020 compensation peer group consisted of the following companies:

Company	Reported Fiscal Year	Revenue ($'s in Billions)	Market Capitalization as of
			1/31/2020 ($'s in billions)
Adobe Systems, Inc.	29-Nov-19	11.17	169.37
Akamai Technologies, Inc.	31-Dec-19	2.89	15.12
Ansys, Inc.	31-Dec-19	1.52	23.52
CA, Inc.	31-Mar-18	4.24	N/A
Cadence Design Systems, Inc.	28-Dec-19	2.34	20.18
Citrix Systems, Inc.	31-Dec-19	3.01	15.77
Electronic Arts, Inc.	31-Mar-19	4.95	31.40
Intuit Inc.	31-Jul-19	6.78	73.04
Juniper Networks, Inc.	31-Dec-19	4.45	7.71
NetApp, Inc.	26-Apr-19	6.15	11.85
Nuance Communications, Inc.	30-Sep-19	1.82	5.37
PTC Inc.	30-Sep-19	1.26	9.60
Red Hat, Inc.	28-Feb-19	3.36	N/A
salesforce.com, inc.	31-Jan-20	17.10	162.80
Splunk Inc.	31-Jan-20	2.36	24.50
Symantec Corporation	29-Mar-19	4.73	17.45
Synopsys, Inc.	31-Oct-19	3.36	22.16
Workday, Inc.	31-Jan-20	3.63	42.83
Autodesk, Inc.	31-Jan-20	3.27	43.19
Autodesk Percentile Ranking		39%	81%

In September 2019, the Committee reviewed the compensation peer group that would be used for fiscal 2021 compensation decision making. The Committee determined that for fiscal 2021 each of the peers was still appropriate, except for CA, Inc. and Red Hat, Inc., which were acquired in 2018 and 2019, respectively.

When determining the base salary, incentive targets, equity grants and target total direct compensation opportunity for each of our NEOs, the Committee references the median data from our compensation peer group for each component and in the aggregate. In practice, actual compensation awards may be above or below the median levels, depending on Autodesk’s financial and operational performance and each executive officer’s experience, skills and performance. The Committee believes that referencing the total compensation packages of the companies in the compensation peer group keeps Autodesk’s compensation competitive and within market norms. This also provides flexibility for variances in compensation where

2020 Proxy Statement 33

appropriate, based on each executive officer’s leadership, contributions and particular skills or expertise as well as retention considerations.

Principal Elements of the Executive Compensation Program

The principal elements of Autodesk’s annual executive compensation program are described below.

Element	Purpose	Operation	Payout Range	Performance Measures
Base Salary	Forms basis for competitive compensation package	Base salary reflects competitive market conditions, individual performance, and internal parity	N/A	None, although performance of the individuals is taken into account by the Committee when setting and reviewing base salary levels and merit increases
Short-term Incentive Opportunities	Motivate achievement of annual strategic priorities relating to the business model transition and profitability objectives	Target percentage determined by competitive market practices and internal parity	0% - 200% of target	Fiscal 2020: Performance against total ARR and non-GAAP total operating income
Actual bonus payouts are determined by the extent to which performance compares to targeted goals established at the beginning of the performance period
Performance Stock Unit Awards (“PSUs”)	Align compensation with key drivers of the business, operational performance and relative stockholder return	Size of award determined by competitive market practices, corporate and individual performance and internal parity	0% - 200% of target shares	Fiscal 2020: Performance against total ARR and free cash flow adjusted based upon Autodesk’s TSR relative to companies in the North American Technology Software Index with a market capitalization over $2 billion over one-, two-, and three-year performance periods

	Encourage focus on near-term and long-term strategic objectives	Percentage of shares vesting is determined by the extent to which performance compares to targeted goals established at the beginning of the performance period	Change in Autodesk stock price	Autodesk stock price
Restricted Stock Unit Awards (“RSUs”)	Encourage focus on long-term stockholder value creation	Size of award determined by competitive market practices, corporate and individual performance and internal parity and retention considerations	Change in Autodesk stock price	Autodesk stock price
	Promote retention	Recipients earn shares if they remain employed through the three-year vesting period

When setting the goals for the short-term incentive opportunity and the PSUs, the Committee considered the overlap of total ARR to be appropriate in light of the critical importance of this goal at the time. ARR has been a key performance metric to assess the health and trajectory of our business and the success of our business model transition. The use of free cash flow and relative TSR over one-, two-, and three-year performance periods against market indices further differentiates PSUs from the short-term incentive program and aligns those awards with the long-term interests of our stockholders.

2020 Proxy Statement 34

Base Salary

Base salary is used to provide the executive officers with a competitive amount of fixed annual cash compensation. The Committee views base salary as a reliable source of income for the executive officers and an important recruiting and retention tool. The Committee sets base salaries at a competitive level that recognizes the scope, responsibility, and skills required of each position, as well as market conditions and internal pay equity.

The Committee considered an analysis of the base salary for each executive role, an assessment of each executive officer’s experience, skills and performance level, and Autodesk’s performance. In particular, the Committee noted that Dr. Anagnost’s base salary was below the median market position of our compensation peer group, and the Committee’s expectation to increase his base salary over time, commensurate with performance. As a result, the Committee elected to increase Dr. Anagnost’s base salary in fiscal 2020 by 3.0% and other NEO base salaries in fiscal 2020 by 2.1% to 12.5%.

Annual Short-Term Incentive Compensation

At the beginning of each fiscal year, the Committee establishes target award opportunities, payout metrics and performance targets for the Autodesk, Inc. Executive Incentive Plan. This annual cash incentive is intended to motivate and reward participants for achieving company-wide annual financial and non-financial objectives as well as individual objectives.

Target Award Opportunities and Fiscal 2020 Executive Incentive Plan

The Committee sets the target annual cash incentive award opportunity for each eligible executive officer based on competitive assessments, the executive’s particular role, and internal parity considerations. Based on the Committee’s review of these factors, the Committee set the fiscal 2020 cash incentive target for each of the NEOs at the same percentage as it was in fiscal 2019. These target opportunities are expressed as a percentage of the NEO’s annualized base salary and range from 75% to 125%. A NEO may receive an earned award that is greater or less than the target award opportunity, depending upon Autodesk’s and the NEO's performance.

In fiscal 2020, bonus awards for each of our NEOs were funded under the Autodesk, Inc. Executive Incentive Plan (“fiscal 2020 EIP”). At the beginning of the fiscal year, the Committee established funding performance thresholds, which, if achieved, would establish the maximum fiscal 2020 EIP funding at 200% of target. For fiscal 2020, the Committee selected total ARR, non-GAAP operating income, and absolute TSR as the funding metrics. Autodesk’s fiscal 2020 performance of $3,429 million in total ARR, $803 million in non-GAAP operating income and 36% in TSR (based on a 31-day average closing stock price at the beginning and end of fiscal 2020) exceeded the funding threshold, resulting in the maximum bonus award funding for each executive. The Committee then exercised its negative discretion to reduce the actual bonus awards for each of the participants based on pre-established performance measures (as described below).

Company Performance Measures and Performance

At the beginning of fiscal 2020, the Committee approved fiscal 2020 EIP performance measures to align our CEO’s and other NEOs’ bonus opportunities with our strategic priorities. The metrics selected align our incentives with the key drivers of success. In its exercise of negative discretion, the Committee considered the performance attainment versus specific pre-established performance targets to determine payouts. For the CEO and other NEOs, the Committee assessed the performance of Autodesk against targets set at the beginning of the fiscal year based on the criteria below; the final award could range from 0% to 200% of the target award. This calculation yielded a bonus payout of 87.0% of target, as shown below:

Performance Metric	Weighting	Actual	Target	Funding %
Total ARR	70%	$3,429M	$3,543M	87.2%
Non-GAAP Operating Income	30%	$803M	$860M	86.7%
Total	100%			87.0%

2020 Proxy Statement 35

Based on the level of achievement of the performance objectives, in March 2020 the Committee approved short-term incentive awards for the NEOs as follows:

	Short-Term			Short-Term
	Incentive			Incentive
	Target as a			Payout as a
	Percentage of	Short-Term	Short-Term	Percentage of
Named Executive Officer	Base Salary	Incentive Target	Incentive Payout	Target
Andrew Anagnost	125%	$1,075,000	$935,250	87.0%
R. Scott Herren	75%	$467,250	$406,508	87.0%
Steven M. Blum	75%	$444,000	$386,280	87.0%
Pascal W. Di Fronzo	75%	$385,875	$335,711	87.0%
Carmel Galvin	75%	$337,500	$293,625	87.0%

Fiscal 2021 Executive Incentive Plan

In fiscal 2021, the bonus awards for each of our NEOs will continue to be determined under the Autodesk, Inc. Executive Incentive Plan. Near the beginning of the fiscal year, the Committee established revenue, non-GAAP operating income and absolute TSR as the funding metrics.

If the funding metrics are achieved, in its exercise of discretion, the Committee will consider the performance attainment versus specific targets to determine payouts. The Committee will assess Autodesk's financial and operational performance based on the following metrics and weighting:

Performance Metric	Weighting
Total Revenues	60%
Non-GAAP Operating Income	40%

The Committee believes that the metrics selected for fiscal 2021 will align our incentives with the key drivers of success. The final awards for our NEOs could range from 0% to 200% of target, depending on achieved performance level. The Committee’s choice of metrics was also driven by stockholder feedback to minimize the overlap of metrics between the bonus and equity plans but considered the overlap of total revenue to be appropriate in light of the critical importance of this goal as we exit the business model transition and enter the growth phase of our business. For fiscal 2021, in consideration of the economic uncertainty created by the COVID-19 pandemic, the Committee mitigated the impact of such uncertainty by reducing complexity, focusing on revenue as a significant performance metric, and retaining discretion over the bonus that otherwise would be payable based on actual performance, but in any event not to exceed allowable plan maximums.

Long-Term Incentive Compensation

Autodesk uses long-term incentive compensation in the form of equity awards to align executive pay opportunities with stockholder value creation, and to motivate and reward executive officers for effectively executing longer-term strategic and operational objectives.

March 2019 Equity Awards

During fiscal 2020, the Committee approved annual equity awards in the form of PSUs and RSUs for the NEOs. The Committee elected to use the following mix of PSUs and RSUs to complement the performance aspects of PSUs with the long-term retention component of RSUs. In doing so, the Committee increased the PSU level for other NEOs to 60% to be consistent with the PSU level for the CEO.

2020 Proxy Statement 36

CEO	Other NEOs

In arriving at the total number of PSUs and RSUs to award to an executive officer in fiscal 2020, the Committee considered Autodesk’s performance in fiscal 2019, competitive market data for the executive’s position, historical grants, unvested equity, individual performance of the executive and internal pay parity. At that time, the Committee noted Autodesk’s progress toward completion of the business model transition, which was indicative of strong execution and positioned us well for continued stockholder value creation. Key performance indicators reflecting progress in fiscal 2019 included:

As a result of this analysis, the following equity awards were approved:

Named Executive Officer	Target Value of PSU + RSU Award	Target PSU Award (#) (1)	RSU Award (#) (1)
Andrew Anagnost	$11,000,000	42,054	28,036
R. Scott Herren	$5,500,000	21,027	14,018
Steven M. Blum	$4,000,000	15,292	10,194
Pascal W. Di Fronzo	$1,800,000	6,881	4,587
Carmel Galvin	$2,200,000	8,410	5,607
____________________

(1)	Number of shares determined by the weighting of PSUs and RSUs and the average closing stock price over the last 20 trading days prior to the date of grant.

PSU Awards

The current PSU design was adopted following extensive stockholder outreach and incorporates a number of features stockholders identified as being most important, namely, multiple performance metrics, TSR relative to peers, and a multi-year measurement period.

The PSU awards provide for a minimum, target and maximum number of shares to be earned based upon predetermined performance criteria.

●	For fiscal 2020 awards, PSU vesting will be contingent upon achievement of performance goals adopted by the Committee (“Performance Results”) and Autodesk’s TSR compared against companies in the S&P North American Technology

2020 Proxy Statement 37

Software Index with a market capitalization over $2 billion (“Relative TSR”) over one-, two- and three-year performance periods.
●	In fiscal 2020, we measured Performance Results based on total ARR and free cash flow.
●	The use of these different goals motivates management to drive Autodesk’s business model transition and, combined with Relative TSR and vesting over one-, two- and three-year performance periods, aligns these awards with the long-term interests of our stockholders.

Performance Results for the relevant performance period could result in PSU attainment of 0% to 150% of target. Once the Performance Results percentage is established, it is multiplied by a percentage ranging from 67% to 133%, depending on Autodesk’s Relative TSR for the period. The combined impact of these performance criteria is that PSUs could be earned from 0% to 200% of target. The chart below illustrates the attainment mechanics for the PSUs approved in fiscal 2020.

Fiscal 2020 (First PSU Tranche)	Fiscal 2021 (Second PSU Tranche)	Fiscal 2022 (Third PSU Tranche)

Fiscal 2020 Target Shares	Fiscal 2021 Target Shares	Fiscal 2022 Target Shares
Multiplied by:	Multiplied by:	Multiplied by:
Fiscal 2020 Financial Performance (0%-150% of Target)	Fiscal 2021 Financial Performance (0%-150% of Target)	Fiscal 2022 Financial Performance (0%-150% of Target)
Multiplied by:	Multiplied by:	Multiplied by:
Fiscal 2020 Relative TSR (+/- 33%)	Fiscal 2020-2021 Relative TSR (+/- 33%)	Fiscal 2020-2022 Relative TSR (+/- 33%)

An executive who has received PSU grants in three successive years will have a portion of the total PSU shares vesting in that third year be based on the combination of 3-year, 2-year and 1-year Relative TSR (see “Vesting of PSUs” below for an illustration of this cumulative effect of multiple PSU grants).

RSU Awards

March 2019: The time-based RSU awards granted to the CEO and NEOs in March 2019 vest in three equal annual installments from the date of grant. RSUs help us retain executives in a competitive environment and provide further incentive to focus on longer-term stockholder value creation.

Vesting of PSUs in 2020

In March 2020, the Committee reviewed and certified the attainment levels for performance measures for the third tranche of PSUs awarded in March 2017, the second tranche of PSUs awarded in March 2018, and the first tranche of PSUs awarded in March 2019. For each award, the Committee measured the following performance:

Fiscal 2020 financial goal attainment versus target was based on the criteria below:

Performance Metric	Weighting	Actual	Target	Funding %
Total ARR	70%	$3,492M	$3,543M	87.2%
Free Cash Flow	30%	$1,362M	$1,359M	100.2%
Total	100%			91.1%

2020 Proxy Statement 38

Autodesk’s Relative TSR was based on:

Performance Period	Autodesk TSR (1)	Percentile Rank (2)	Payout Multiplier
Fiscal 2018 - Fiscal 2020	144.1%	60th Percentile	108%
Fiscal 2019 - Fiscal 2020	77.8%	64th Percentile	111%
Fiscal 2020	36.1%	54th Percentile	106%
____________________

(1)	Based on the 31-day average closing stock price (+/- 15 days) at the beginning of each period and the end of fiscal 2020.
(2)	Relative TSR was measured against companies in the S&P North American Technology Software Index with a market capitalization over $2B.

The combination of financial attainment and Relative TSR results yielded the following PSU attainments:

March 2017				Fiscal 2018 - Fiscal 2020		Percent of PSU Target Award 98.4%
3rd Tranche	:		X	Relative TSR	=
Fiscal 2018 Award				108%

March 2018		Fiscal 2020 Financial Goal		Fiscal 2019 - Fiscal 2020		Percent of PSU Target Award 101.1%
2nd Tranche	:	Attainment	X	Relative TSR	=
Fiscal 2019 Award		91.1%		111%

March 2019				Fiscal 2020		Percent of PSU Target Award 96.6%
1st Tranche	:		X	Relative TSR	=
Fiscal 2020 Award				106%

Based on this performance, the PSU awards were earned as follows:

	March 2017 Award 3rd Tranche		March 2018 Award 2nd Tranche		March 2019 Award 1st Tranche
Named Executive Officer	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned
Andrew Anagnost	5,775	5,682	12,349	12,484	14,018	13,541
R. Scott Herren	4,813	4,735	3,694	3,734	7,009	6,770
Steven M. Blum	3,851	3,789	2,968	3,000	5,098	4,924
Pascal W. Di Fronzo	2,888	2,841	1,979	2,000	2,294	2,216
Carmel Galvin (1)	N/A	N/A	3,694	3,734	2,804	2,708
____________________

(1)	Ms. Galvin joined Autodesk in March 2018 and did not receive PSUs in March 2017.

Vesting of CEO Promotion Stock

In June 2017, in connection with his promotion to President and Chief Executive Officer, Dr. Anagnost received a grant of PSUs and RSUs. For the PSU grants, the number of shares vesting is based on Autodesk’s fiscal 2020 free cash flow per share and ARR performance.

Fiscal 2020 financial goal attainment versus target was based on the criteria below:

Performance Metric	Weighting	Actual	Target	Funding %
Total ARR (1)	50%	$3,276M	$3,543M	44.1%
Free Cash Flow per share	50%	$6.12	$6.00	54.0%
Total	100%			98.1%
____________________

(1)	Total ARR adjusted for the Assemble Systems, PlanGrid and BuildingConnected acquisitions.

2020 Proxy Statement 39

Based on this performance, the PSU awards were earned as follows:

	June 2017 Promotion Award
	Target Number of PSUs	Actual Number of PSUs Earned
Andrew Anagnost	39,840	39,082

April 2020 Equity Awards

In April 2020, the Committee approved a mix of PSUs and RSUs for each of our NEOs. The fiscal 2021 PSU awards are structured in the same manner as the fiscal 2020 PSU awards; however, financial performance will be measured based on the following metric:

Performance Metric	NEO Weighting
Total Revenue	100%

The payout for financial performance will continue to range from 0% - 200%. The Committee selected total revenue as the performance metric to align the company's incentives with this key driver of stockholder value and based on stockholder feedback to minimize the overlap of metrics between the bonus and equity plans. The Committee determined the overlap of total revenue to be appropriate for the reasons discussed above in the section titled, "Fiscal 2021 Executive Incentive Plan." In consideration of the economic uncertainty created by the COVID-19 pandemic, the Compensation Committee mitigated the impact of such uncertainty by reducing complexity, focusing on revenue as the sole performance metric and retaining discretion over the PSUs that otherwise would be payable based on actual performance, but in any event not to exceed allowable plan maximums.

The financial performance results will continue to be adjusted based on Autodesk’s Relative TSR over one-, two- and three-year performance periods with a the relative TSR payout range of 67% - 133%. Relative TSR will be measured against companies in the S&P North American Technology Software Index with a market capitalization over $2B.

For fiscal 2021, the Committee elected to grant our NEOs 60% their annual equity in PSUs and 40% in RSUs to align their compensation with Company performance as shown below:

CEO	Other NEOs

2020 Proxy Statement 40

Executive Benefits

Welfare and Other Employee Benefits

Benefits provided to the executive officers are generally the same as those provided to all other eligible Autodesk employees. In the U.S., these benefits include medical, dental, and vision insurance, 401(k) retirement plan with company matching contributions, Employee Stock Purchase Plan, health and dependent care flexible spending accounts, short-term disability salary continuation, long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and various paid time off and leaves of absence programs.

Perquisites and Other Personal Benefits

Autodesk does not, as a general practice, provide material benefits or special considerations to the executive officers that it does not provide to other employees. However, from time to time, when deemed appropriate by the Committee, certain executive officers receive perquisites and other personal benefits that are competitively prudent or otherwise in Autodesk’s best interest.

Employment Agreement and Post-Employment Compensation

Employment Agreement with CEO

The terms and conditions of Dr. Anagnost’s employment are set forth in his June 2017 employment agreement, which defines the respective rights of Autodesk and Dr. Anagnost. This agreement provided general protection for Dr. Anagnost in the event of termination without cause or resignation for good reason and has been a valuable tool to incentivize Dr. Anagnost to become our CEO and retain his services. The protections afforded to him in the event of a change of control provide Autodesk with an increased level of confidence that he would remain with Autodesk up to and for some period of time after a change of control. Continuity in the event of a change in control ultimately enhances stockholder value and discourages benefits simply for consummating a change in control. Details of the agreement with Dr. Anagnost can be found beginning on page 52.

Severance Plan

During fiscal 2019, the Committee adopted the Autodesk, Inc. Severance Plan to establish standard executive severance terms and minimize the need to negotiate individualized executive severance terms in the future. Each of the NEOs (other than our CEO), as well as our other Senior Vice Presidents, is a participant in the plan. If a participant’s employment is terminated without cause, or if a participant terminates his or her employment for good reason, then, in addition to payment of accrued base salary and vacation and any previously awarded but unpaid bonus, the participant is eligible to receive the following benefits:

●	a lump sum payment equal to the sum of (A) one and one-half (1.5) times the participant’s base pay as in effect on the date of termination, and (B) one and one-half (1.5) times the participant’s target annual cash bonus incentive amount under our annual cash bonus incentive plan applicable to the participant as in effect on the date of termination;

●	accelerated vesting of the participant’s time-based restricted stock units that would have become vested had the participant remained continuously employed by Autodesk for an additional twelve months following the termination;

●	continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional twelve months following the termination, based on the extent to which the underlying performance criteria, with respect to such awards, are satisfied for such performance period;

●	a lump sum payment in an amount equal to twelve times the monthly premium that the participant would be required to pay to continue his or her group health coverage if the participant had made a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; and

●	Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for eighteen months immediately following the date of termination.

All payments and other benefits under the Autodesk, Inc. Severance Plan are subject to applicable withholding obligations, the

2020 Proxy Statement 41

participant’s granting of a release of all claims, and compliance with certain non-disparagement, non-solicitation and confidentiality covenants.

An estimate of the potential payments and benefits payable in the event of a termination of employment other than for cause or good reason are set forth in “Change-in-Control Arrangements, Severance Plan and Employment Agreement -- Severance Plan” below.

Change in Control Program

To ensure the continued service of key executive officers in the event of a potential change in control of Autodesk, the Board has adopted the Autodesk, Inc. Executive Change in Control Program. Each of the NEOs, among other employees, is a participant in the program. The payments and benefits available under this program are designed to encourage the continued services of the NEOs in the event of a potential change in control of Autodesk and to allow for a smooth leadership transition thereafter. Further, these arrangements are intended to provide incentives to the NEOs to execute strategic initiatives that are aligned with stockholder value creation, even if these initiatives may result in the elimination of a NEO’s position.

The Executive Change in Control Program provides continuity in the event of a change in control transaction, which is designed to further enhance stockholder value. Payment and benefits under the Executive Change in Control Program are provided only in the event of a qualifying termination of employment following a change in control (“double trigger”). Autodesk does not offer tax reimbursement or “gross-up” payments under the Executive Change in Control Program.

The material terms and conditions of the Executive Change in Control Program, as well as an estimate of the potential payments and benefits payable in the event of a termination of employment in connection with a change in control of Autodesk, are set forth in “Change-in-Control Arrangements, Severance Plan and Employment Agreement” below.

Retirement Provisions in RSU and PSU Agreements

To ensure the continued long-term service of key executive officers through an orderly retirement, the Board has adopted retirement provisions in RSU and PSU agreements entered into with executive officers starting in March 2019. Each of the NEOs, among other employees, is eligible to participate in the program. The retirement benefit available under this program is limited to partial continued vesting of outstanding RSUs and PSUs following a qualified retirement and is designed to encourage the continued long-term services of the NEOs and to allow for a smooth leadership transition upon their retirement.

Continued vesting under the retirement provisions in RSU and PSU agreements is provided only in the event of a qualifying retirement.

The material terms and conditions of the retirement provisions, as well as an estimate of the potential benefit payable in the event of a qualifying retirement, are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements and Employment Agreement” below.

2020 Proxy Statement 42

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table and summarized below.

What We Do		What We Do Not Do
✓	Robust stockholder outreach program	⦸	Allow hedging and trading in Autodesk derivative securities
✓	Significant percentage of NEO total pay tied to achievement of critical financial and stockholder value creation	⦸	Reprice stock options
✓	Representative peer group	⦸	Offer executive benefits and excessive perquisites
✓	Significant stock ownership requirements	⦸	Fixed-term employment agreements
✓	Clawback policy
✓	Double-trigger change in control arrangements with no excise tax gross-up
✓	Equity award grant policy
✓	Effective risk management
✓	Independent compensation committee and consultant

Mandatory Stock Ownership Guidelines

The Board believes that stock ownership by the executive officers is important to tie the risks and rewards inherent in stock ownership to the executive officers, and has adopted mandatory guidelines for stock ownership by executive officers. These mandatory ownership guidelines require each executive officer to hold shares of Autodesk’s Common Stock equivalent in value to a multiple of his or her base salary at the appropriate executive officer level. This is intended to create clear guidelines that tie a portion of the executive officer’s net worth to the performance of Autodesk’s stock price. The current stock ownership guidelines are as follows:

	CEO	Executive Vice President	Senior Vice President
Multiple of Base Salary	6.0 times	3.0 times	3.0 times

Executive officers have four years from the later of either (i) March 2017 or (ii) their hire or promotion to a new, higher-level position, to satisfy the required level of stock ownership. For purposes of satisfying the required stock ownership level, shares of Common Stock subject to outstanding RSU awards are counted as shares owned. Upon the most recent periodic review of attainment, each of the NEOs satisfied the mandatory stock ownership guidelines.

Clawback Policy

Executive officer cash incentive-based compensation may be recovered at the discretion of the Board if an executive officer has engaged in fraudulent or other intentional misconduct and the misconduct caused a material restatement of our financial statements.

Derivatives Trading and Anti-Hedging Policy

Executive officers, members of the Board, and all other employees are prohibited from investing in derivative securities related to Autodesk’s Common Stock and engaging in short sales or other short-position transactions in shares of Autodesk’s Common Stock. This policy does not restrict ownership of company-granted awards, such as options to purchase shares of Common Stock or PSU or RSU awards, which have been granted by the Committee. Autodesk’s insider trading policy prohibits the trading of derivatives or the hedging of Autodesk’s common equity securities by all employees, including the executive officers, and members of the Board.

2020 Proxy Statement 43

Equity Award Grant Policy

All equity awards granted to the executive officers are approved by the Committee. Approval of the equity awards for the executive officers generally occurs at the Committee’s regularly scheduled quarterly meeting although on occasion the Committee has approved new-hire, retention or promotion grants outside of that cycle.

Effective Risk Management

Each year, the Committee evaluates Autodesk’s compensation-related risk profile and the Committee has concluded that our fiscal 2020 compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on Autodesk.

Regulatory Considerations and Practices

Autodesk continuously reviews and evaluates the impact of the tax laws and accounting practices and related interpretations on the executive compensation program. For example, the Committee considers Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), which results in recognition of compensation expense for share-based payment awards, and Section 409A of the Code, which affects deferred compensation arrangements, as it evaluates, structures, and implements changes to the program.

Deductibility Limitation

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to any one NEO during any fiscal year. Under the rules in effect before calendar 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the Committee did not adopt a policy requiring all compensation to be deductible under Section 162(m) and continues to reserve the right to structure compensation arrangements and issue awards that may not be deductible under Section 162(m). However, the Committee historically has considered, among other factors, deductibility under Section 162(m) with respect to compensation arrangements for executives. Prior to 2018, we generally designed our annual and long-term incentive compensation programs for executives in a manner that was intended to qualify as performance-based compensation under Section 162(m), with the understanding that these programs may not qualify from time to time.

The Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated the performance-based compensation exception under Section 162(m), effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that our Committee structured in calendar 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, after January 1, 2018, compensation awarded in excess of $1 million to our NEOs, including our chief financial officer, generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to our NEOs, our Committee will, consistent with its past practice, continue to retain flexibility to design compensation programs that are in the best long-term interests of Autodesk and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account. We continue to analyze whether to redesign any of our compensation programs in light of the amendments to Section 162(m) and other sections of the that became effective in 2018.

Taxation of Deferred Compensation

Section 409A of the Code imposes significant additional taxes in the event an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Section 409A applies to a wide range of compensation arrangements, including traditional nonqualified deferred compensation plans, certain equity awards, and separation arrangements. To assist employees with avoiding additional taxes under Section 409A, Autodesk has structured equity awards in a manner intended to comply with the applicable Section 409A conditions.

Taxation of “Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if, in connection with a change in control, they receive payments or benefits that exceed certain prescribed limits. In addition, the relevant company or a successor may forfeit a deduction on the

2020 Proxy Statement 44

amounts subject to this additional tax. Autodesk did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2019. In addition, Autodesk has not agreed and is not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement or to otherwise address the application of Sections 280G or 4999 in connection with payments or benefits arising from a change in control.

Accounting for Stock-Based Compensation

Autodesk follows ASC Topic 718 for stock-based compensation awards. ASC Topic 718 requires Autodesk to measure the compensation expense for all share-based payment awards made to employees (including executive officers) and members of the Board, including options to purchase shares of Common Stock, based on the grant date “fair value” of these awards. Fair value is calculated for accounting purposes and reported in the compensation tables below, even though the executive officers and directors may never realize any value from their awards. ASC Topic 718 also requires Autodesk to recognize the compensation cost of these share-based payment awards in the income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

Compensation Committee Report

The Compensation and Human Resources Committee of the Board of Directors, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities regarding compensation matters and, pursuant to its Charter, is responsible for determining the compensation of Autodesk’s executive officers. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement as required by Item 402(b) of Regulation S-K with Autodesk’s management team. Based on this review and discussion, the Compensation and Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Mary T. McDowell, Chair
Reid French
Blake Irving

2020 Proxy Statement 45

Summary Compensation Table and Narrative Disclosure

This narrative discussion, as well as the table and footnotes below, summarizes our named executive officers’ compensation for fiscal 2020, 2019 and 2018. The named executive officers are Andrew Anagnost (President and Chief Executive Officer), R. Scott Herren (Senior Vice President and Chief Financial Officer) and the next three next most highly compensated individuals who were serving as executive officers of Autodesk on January 31, 2020, the last day of our most recent fiscal year. For information on our compensation objectives, see the discussion under the heading “Compensation Discussion and Analysis.”

Salary

Named executive officers are paid a cash-based salary. We did not provide equity or other non-cash items to our named executive officers as salary compensation during fiscal 2020, 2019 and 2018.

Bonus

This column represents payments made to our named executive officers for amounts that relate to: signing bonuses, as in the case of Ms. Galvin, who received a sign-on bonus in fiscal 2019; and other miscellaneous amounts, such as payments made in recognition of years of service as part of an Autodesk company-wide program.

Stock Awards

Amounts shown in this column do not reflect compensation actually received by our named executive officers. Instead, the amounts reported represent the aggregate grant date fair values of PSU awards and RSU awards, as determined pursuant to ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in our fiscal 2020 Annual Report on Form 10-K filed on March 19, 2020.

Equity and Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation represents amounts earned for services performed during the relevant fiscal year pursuant to our short-term cash incentive plan ("EIP") for all executive officers shown. The amounts shown in the Non-Equity Incentive Plan Compensation column below reflect the total cash amounts awarded. Cash amounts awarded under the EIP are payable in the first quarter of the following fiscal year.

All Other Compensation

This column represents all other compensation for the relevant fiscal year not reported in the previous columns, such as severance payments, payment of relocation and temporary housing expenses, reimbursement of certain tax expenses, authorized familial travel and gifts in connection with business trips, Autodesk’s matching contributions to pre-tax savings plans, insurance premiums, personal gifts and related tax gross ups. Generally, unless the items included in this category exceed the greater of $25,000 or 10% of the total amount of perquisites received by a given named executive officer, individual perquisites are not separately identified and quantified.

2020 Proxy Statement 46

The Summary Compensation Table below presents information concerning the total compensation of our named executive officers for fiscal 2020, 2019 and 2018. Ms. Galvin was not an employee in fiscal 2018 so compensation is not presented for that period.

					Non-Equity
					Incentive
				Stock	Plan	All Other
Named Executive Officer	Fiscal	Salary	Bonus	Awards	Compensation	Compensation	Total
and Principal Position	Year	($)	($)	($) (f)	($)	($)	($)
Andrew Anagnost	2020	904,327	—	9,679,365	935,250	50,715	11,569,657
Chief Executive Officer and	2019	819,711	—	7,066,886	1,102,200	32,961	9,021,758
President (a)	2018	659,846	1,200	10,601,052	724,711	358,897	12,345,706
R. Scott Herren,	2020	656,192	—	4,750,230	406,508	50,955	5,863,885
Senior Vice President and	2019	599,246	—	3,890,605	483,120	32,802	5,005,773
Chief Financial Officer (b)	2018	586,446	—	3,535,328	430,565	38,185	4,590,524
Steven M. Blum,	2020	623,615	—	3,558,289	386,280	81,107	4,649,291
Senior Vice President,	2019	569,915	—	3,062,510	459,360	50,861	4,142,646
Worldwide Field Operations (c)	2018	558,480	900	2,469,381	410,027	69,581	3,508,369
Pascal W. Di Fronzo,	2020	541,962	—	1,896,136	335,711	6,962	2,780,771
Senior Vice President, Corporate	2019	495,762	1,200	2,279,150	399,168	7,291	3,182,571
Affairs, Chief Legal Officer and	2018	488,565	—	1,915,351	358,682	5,584	2,768,182
Secretary (d)
Carmel Galvin	2020	465,385	—	1,946,428	293,625	64,253	2,769,691
Senior Vice President, People and	2019	361,539	50,000	2,026,238	289,026	7,326	2,734,129
Places and Chief Human Resources
Officer (e)
____________________

(a)	Dr. Anagnost's other compensation includes $23,285 authorized executive and spouse travel in connection with a business trip, tax gross-ups of $19,795 for certain perquisites, the 401(k) plan match, and standard health benefits.
(b)	Mr. Herren's fiscal 2020 other compensation includes $16,904 authorized executive and spouse travel in connection with a business trip, tax gross-ups of $20,017 for certain perquisites, the 401(k) plan match, and standard health benefits.
(c)	Mr. Blum’s fiscal 2020 other compensation includes $39,724 authorized executive and spouse travel in connection with business trips, tax gross-ups of $29,700 for certain perquisites, the 401(k) plan match and, standard health benefits.
(d)	Mr. Di Fronzo's fiscal 2020 other compensation includes tax gross-ups of $297 for certain perquisites, the 401(k) plan match, and standard health benefits.
(e)	Ms. Galvin's fiscal 2020 other compensation includes $23,385 authorized executive and spouse travel in connection with a business trip, tax gross-ups of $26,540 for certain perquisites, the 401(k) plan match, and standard health benefits.
(f)	Amounts consist of the aggregate grant date value for PSU and RSU awards computed in accordance with FASB ASC Topic 718, based on target levels of achievement (the probable outcome at grant) in the case of PSUs. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 19, 2020. The maximum value of PSU awards generally is capped at 180% of target for fiscal 2018 and fiscal 2019 and capped at 200% of target for fiscal 2020. The maximum values for PSU awards granted in fiscal 2020 are as follows: Dr. Anagnost: $9,859,636; Mr. Herren: $4,768,721; Mr. Blum: $3,654,751; Mr. Di Fronzo: $2,175,540; and Ms. Galvin: $1,990,970. Actual PSU awards earned in fiscal 2020 by the named executive officers are shown in “Long-Term Incentive Compensation" in the “Compensation Discussion and Analysis.”

Grants of Plan-Based Awards in Fiscal 2020

Grants of plan-based awards reflect grants made to our named executive officers under our non-equity incentive plans and equity compensation plans during fiscal 2020.

The following tables include potential threshold, target and maximum amounts payable under our short-term cash incentive plan (EIP) for performance during fiscal 2020, and do not constitute compensation on top of the amounts included in the Summary Compensation Table. However, these amounts do not reflect amounts actually earned for fiscal 2020. The following table also includes amounts relating to PSUs and RSUs issued under our 2012 Stock Plan. See “Annual Incentive Award Decisions" and “Long-Term Incentive Compensation" in the “Compensation Discussion and Analysis” section above for actual

2020 Proxy Statement 47

amounts earned in fiscal 2020 by the named executive officers and further discussion of the role of plan-based and other awards in our overall executive compensation program.

The following tables present information concerning grants of plan-based awards to each of the named executive officers during fiscal 2020:

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock (#)(c)	Grant Date Fair Value of Stock Awards ($) (d)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew	3/21/2019	—	—	—	—	—	—	28,036	$4,452,678
Anagnost	3/21/2019	—	—	—	—	5,775	10,395	—	$948,602
	3/21/2019	—	—	—	—	12,349	22,228	—	$2,019,926
	3/21/2019	—	—	—	—	14,018	28,036	—	$2,258,160
		—	1,075,000	2,150,000
R. Scott	3/21/2019	—	—	—	—	—	—	14,018	$2,226,339
Herren	3/21/2019	—	—	—	—	4,813	8,663	—	$790,583
	3/21/2019	—	—	—	—	3,694	6,649	—	$604,228
	3/21/2019	—	—	—	—	7,009	14,018	—	$1,129,080
		—	467,250	934,500
Steve M.	3/21/2019	—	—	—	—	—	—	10,194	$1,619,011
Blum	3/21/2019	—	—	—	—	3,851	6,931	—	$632,565
	3/21/2019	—	—	—	—	2,968	5,342	—	$485,476
	3/21/2019	—	—	—	—	5,098	10,196	—	$821,237
		—	444,000	888,000
Pascal W.	3/21/2019	—	—	—	—	—	—	4,587	$728,507
Di Fronzo	3/21/2019	—	—	—	—	2,888	5,198	—	$474,383
	3/21/2019	—	—	—	—	1,979	3,562	—	$323,705
	3/21/2019	—	—	—	—	2,294	4,588	—	$369,540
		—	385,875	771,750
Carmel	3/21/2019	—	—	—	—	—	—	5,607	$890,504
Galvin	3/21/2019	—	—	—	—	3,694	6,649	—	$604,228
	3/21/2019	—	—	—	—	2,804	5,608	—	$451,696
			337,500	675,000
____________________

(a)	Reflects target and maximum dollar amounts payable under the EIP for performance during fiscal 2020, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation Programs.” “Threshold” refers to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible.
(b)	Represents shares of our Common Stock subject to each of the PSU awards granted to the named executive officers in fiscal 2020 under our 2012 Stock Plan. These columns show the awards that were possible at the threshold, target and maximum levels of performance. Shares were to be earned based upon total ARR and free cash flow per share goals for fiscal 2020 adopted by the Compensation Committee (the “Annual Financial Results”), as well as TSR compared against the companies in the S&P Computer Software Select Index or the S&P North American Technology Software Index with a market capitalization over $2B (“Relative TSR”). In each case, Annual Financial Results for the relevant performance period could result in PSU attainment, subject to the Relative TSR modifier, of 0%-150% of target. Once that Annual Financial Results percentage is established, it is multiplied by a percentage ranging from 80%-120%, depending on Autodesk's Relative TSR performance for the period. Ultimately, PSUs could be earned from 0%-200% of target. Actual PSU awards earned in fiscal 2020 by the named executive officers under this program are shown in “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis.”
(c)	RSUs granted on March 21, 2019 vest in three equal annual installments beginning on the first anniversary of the date of grant.
(d)	Reflects the grant date fair value of each equity award. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 19, 2020. These amounts do not correspond to the actual value that will be realized by the named executive officers upon the vesting of RSUs or the sale of the Common Stock underlying such awards.

2020 Proxy Statement 48

Outstanding Equity Awards at Fiscal 2020 Year End

The following table presents information concerning outstanding unvested RSU and PSU awards for each named executive officer as of January 31, 2020. This table includes RSUs and PSUs granted under the 2012 Stock Plan. Unless otherwise indicated, all RSU awards vest in three equal annual installments beginning on the first anniversary of the date of grant.

		Stock Awards
Named Executive Officer	Grant Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (a)
Andrew Anagnost	3/14/2017	5,682	(b)	1,118,502	—		—
	3/14/2017	5,834		1,148,423	—		—
	6/19/2017	4,829		950,589	—		—
	6/19/2017	—		—	39,840	(e)	7,842,504
	3/21/2018	24,969	(c)	4,915,148	—		—
	3/21/2018	16,466		3,241,332	—		—
	3/21/2019	40,624	(d)	7,996,834	—		—
	3/21/2019	28,036		5,518,887	—		—
R. Scott Herren	3/14/2017	4,736	(b)	932,280	—		—
	3/14/2017	4,861		956,888	—		—
	3/21/2018	7,469	(c)	1,470,273	—		—
	3/21/2018	7,388		1,454,328	—		—
	3/21/2019	20,312	(d)	3,998,417	—		—
	3/21/2019	14,018		2,759,443	—		—
Steven M. Blum	3/14/2017	3,789	(b)	745,865	—		—
	3/14/2017	3,889		765,550	—		—
	3/21/2018	6,001	(c)	1,181,297	—		—
	3/21/2018	5,936		1,168,502	—		—
	3/21/2019	14,772	(d)	2,907,868	—		—
	3/21/2019	10,194		2,006,689	—		—
Pascal W. Di Fronzo	3/14/2017	2,841	(b)	559,251	—		—
	3/14/2017	2,917		574,211	—		—
	3/21/2018	4,001	(c)	787,597	—		—
	3/21/2018	3,958		779,132	—		—
	3/21/2019	6,647	(d)	1,308,462	—		—
	3/21/2019	4,587		902,951	—		—
Carmel Galvin	3/21/2018	7,469	(c)	1,470,325	—		—
	3/5/2018	8,315		1,636,808	—		—
	3/21/2019	8,124	(d)	1,599,221	—		—
	3/21/2019	5,607		1,103,738	—		—
____________________

(a)	Market value of RSUs and PSUs that have not vested is computed by multiplying (i) $196.85, the closing price on the Nasdaq of Autodesk Common Stock on January 31, 2020, the last trading day of fiscal 2020, by (ii) the number of shares of stock underlying the applicable award.
(b)	Awards relate to the third-year tranche of PSU awards granted on March 14, 2017 under the 2012 Plan. These PSUs were subject to achievement of total ARR and free cash flow per share goals for fiscal 2020 adopted by the Compensation and Human Resources Committee, as well as TSR compared against the companies in the S&P North American Technology Software Index with a market capitalization over $2 billion. The third-year tranche of these PSUs was earned as of January 31, 2020 and subject to vest on March 20, 2020.
(c)	Awards related to the second-year tranche of PSU awards granted on March 21, 2018 under the 2012 Plan. These PSUs were subject to achievement of total ARR and free cash flow per share for fiscal 2020 adopted by the Compensation and Human Resources Committee, as well as TSR compared against the S&P North American Technology Software Index with a market capitalization over $2 billion. The second-year tranche of these PSUs was earned as of January 31, 2020 and subject to vest on March 20, 2020.

2020 Proxy Statement 49

(d)	Awards related to the first-year tranche of PSU awards granted on March 21, 2019 under the 2012 Plan. These PSUs were subject to achievement of total ARR and free cash flow per share for fiscal 2020 adopted by the Compensation and Human Resources Committee, as well as TSR compared against the S&P North American Technology Software Index with a market capitalization over $2 billion. The first-year tranche of these PSUs was earned as of January 31, 2020 and subject to vest on March 20, 2020.
(e)	Awards related to the PSU awards granted on June 19, 2017 under the 2012 Plan. These PSUs are subject to achievement of fiscal 2020 free cash flow per share and ARR goals adopted by the Compensation and Human Resources Committee. These PSUs vest on March 20, 2020.

Option Exercises and Stock Vested at Fiscal 2020 Year End

There were no stock options exercised by any of the named executive officers during fiscal 2020. The following table presents information concerning the vesting of stock awards held by each of the named executive officers during fiscal 2020.

	Stock Awards
	Number of
	Shares Acquired on	Value Realized on
Named Executive Officer	Vesting (#)	Vesting ($) (a)
Andrew Anagnost	53,003	$8,197,441
R. Scott Herren	33,656	$5,176,310
Steven M. Blum	26,155	$4,022,851
Pascal W. Di Fronzo	20,766	$3,193,350
Carmel Galvin	8,044	$1,255,390
____________________

(a)	Reflects the number of shares acquired on vesting of RSUs or PSUs multiplied by the closing market price of our Common Stock as reported on the Nasdaq on the vesting date.

Nonqualified Deferred Compensation for Fiscal 2020

Under our Nonqualified Deferred Compensation Plan, certain United States-based officers (including named executive officers) may defer compensation earned such as salary or awards under the short-term cash incentive plan (EIP). Deferral elections are made by eligible executive officers each year during an “open enrollment” period for amounts to be earned in the following year. Autodesk does not make any contribution for executive officers under the Nonqualified Deferred Compensation Plan. Prior to April 2013, we maintained our Autodesk, Inc. Equity Incentive Deferral Plan, which permitted certain executive officers to defer up to 50% of their EIP award.

The following table presents information regarding non-qualified deferred compensation activity for each listed officer during fiscal 2020:

	Executive
	Contributions	Aggregate
	(Distributions)	Earnings/	Aggregate
	in Fiscal	(Losses) in	Balance at
Named Executive Officer	Year ($)	Fiscal Year ($) (a)	Fiscal Year End ($)
Andrew Anagnost	396,925	373,481	3,838,630
R. Scott Herren	—	—	—
Steven M. Blum	137,808	219,055	1,808,202
Pascal W. Di Fronzo	—	28,810	191,363
Carmel Galvin	—	—	—
____________________

(a)	None of the earnings or losses in this column are reflected in the Summary Compensation Table because they are not considered preferential or above market.

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The fiscal 2020 annual total compensation of our CEO was

2020 Proxy Statement 50

$11,569,657. The fiscal 2020 annual total compensation of our median compensated employee was $114,999, and the ratio of these amounts was 100.6 to 1.

To identify the median employee, we examined the compensation of our full- and part-time employees (other than our CEO) as of the last day of our fiscal year. We used target total direct compensation as our consistently applied compensation measure. Target total direct compensation for this purpose consisted of each employee’s estimated salary earnings, target non-equity incentive opportunity, and the fair market value price of his or her equity incentive awards granted in fiscal 2020. We also converted all employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology that we used for our NEOs as set forth in the Summary Compensation Table. In fiscal 2020 the pay ratio increased year-over-year based largely upon an increase in variable stock-based compensation for our CEO.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Change-in-Control Arrangements, Severance Plan, Retirement Arrangements and Employment Agreement

In an effort to ensure the continued service of our executive officers in the event of a change-in-control, each of our executive officers (other than our CEO) participate in an amended and restated Executive Change in Control Program (the “Program”) that was approved by the Board in March 2006 and amended most recently in December 2016. Dr. Anagnost has a change-in-control provision in his employment agreement, as noted below. Additionally, in August 2018, the Committee adopted the Autodesk, Inc. Severance Plan (the "Severance Plan") to establish standard executive severance terms and to minimize the need to negotiate individualized executive severance terms in the future. Each of our current executive officers (other than our CEO) has been designated by the Committee to participate in the Severance Plan. Finally, the Board adopted retirement provisions in RSU and PSU agreements entered into with executive officers starting in March 2019. Each of our current executive officers is eligible to receive the retirement benefit, although currently only three of our NEOs has served at Autodesk long enough to have a qualifying retirement under the provisions.

Executive Change in Control Program

Under the terms of the Program, if, within sixty days prior or twelve months following a "change in control," an executive officer who participates in the Program is terminated without "cause," or voluntarily terminates his or her employment for "good reason" (as those terms are defined in the Program), the executive officer will receive (among other benefits), following execution of a release and non-solicit agreement:

●	An amount equal to one and one-half times the sum of the executive officer’s annual base salary and average annual bonus, plus the executive officer’s pro-rata bonus, provided the Company bonus targets are satisfied, payable in a lump sum;

●	Acceleration of all of the executive officer’s outstanding incentive equity awards, including stock options and RSUs; and

●	Reimbursement of the total applicable premium cost for medical and dental coverage for the executive officer and his or her eligible spouse and dependents until the earlier of 18 months from the date of termination or when the executive officer becomes covered under another employer’s employee benefit plans.

●	An executive officer who is terminated for any other reason will receive severance or other benefits only to the extent the executive would be entitled to receive them under our then-existing benefit plans and policies. If the benefits provided under the Program constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the executive officer receiving the greatest amount of benefits.

2020 Proxy Statement 51

As defined in the Program, a “change in control” occurs if any person acquires 50% or more of the total voting power represented by voting securities, if Autodesk sells all or substantially all its assets, if Autodesk merges or consolidates with another corporation, or if the composition of the Board changes substantially.

Severance Plan

Under the terms of the Severance Plan, if a participant in the Severance Plan is terminated without "cause" or voluntarily terminates his or her employment for "good reason" (as those terms are defined in the Severance Plan) then, in addition to payment of accrued base salary and vacation and any previously awarded but unpaid bonus, the participant will be eligible to receive the following benefits under the Severance Plan, subject to execution of a release and compliance with certain non-disparagement, non-solicitation and confidentiality covenants:

●

A lump sum payment equal to the sum of (A) one and one-half times the participant's base pay as in effect on the date of termination, and (B) one and one-half times the participant’s target annual cash bonus incentive amount under the Company’s annual cash bonus incentive plan applicable to the participant as in effect on the date of termination;

●

Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by the Company for an additional twelve months following the termination;

●

Continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by the Company for an additional twelve months following the termination, based on the extent to which the underlying performance criteria, with respect to such awards, are satisfied for such performance period;

●

A taxable lump sum payment in an amount equal to twelve times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; and

●	Company-provided outplacement services in accordance with the Company’s then-applicable outplacement service program or arrangements for eighteen months immediately following the date of termination.

The Severance Plan does not provide for any excise tax payment. In the event that any payment or benefit payable to a participant under the Severance Plan would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the participant receiving the greatest amount of benefits.

Employment Agreement with Andrew Anagnost

In connection with Dr. Anagnost’s appointment as CEO, in June 2017, Dr. Anagnost entered into an employment agreement with the Company which provides for, among other things, certain payments and benefits to be provided to Dr. Anagnost in the event his employment is terminated without “cause” or he resigns for “good reason,” including in connection with a “change of control,” as each such term is defined in Dr. Anagnost's employment agreement.

In the event Dr. Anagnost's employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason and in each case such termination is not in connection with a change of control, Dr. Anagnost would receive (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurs, provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) with respect to his then outstanding unvested equity awards that vest in whole or in part based on performance, those awards will vest, as if he had remained continuously employed by Autodesk through the end of the performance period in which his employment is terminated, based on the extent, if any, that the underlying performance criteria for those awards are satisfied for that performance period, as prorated to reflect the number of days in which he was employed during such period; and (v) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 12 months following termination or the date Dr. Anagnost becomes covered under similar health plans. In addition, Dr. Anagnost is subject to non-solicitation and non-competition covenants for 12 months following a termination that gives rise to the severance benefits discussed above.

2020 Proxy Statement 52

If, in connection with a change of control, Dr. Anagnost 's employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason, Dr. Anagnost would receive (i) a lump sum payment in an amount equal to 200% of his then current annual base salary and average annual bonus; (ii) payout of his pro-rata bonus for the fiscal year of Autodesk in which termination occurs provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; and (iv) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 18 months following termination or the date Dr. Anagnost becomes covered under similar health plans.

Retirement Provisions in RSU and PSU Agreements

The RSU and PSU agreements entered into with our executive officers in March 2019 and after contain provisions that permit partial continued vesting of outstanding RSUs and PSUs following a qualified retirement, as follows:

●

In the event of an executive officer’s qualified retirement, shares subject to time-based RSUs that would otherwise vest within twelve (12) months following the qualified retirement shall fully accelerate and become vested with respect to one hundred percent (100%) of the shares of our common stock subject thereto as of the date of the qualified retirement, and any time-based RSUs that remain unvested after application of this provision shall immediately be forfeited and cancelled for no additional consideration upon the qualified retirement; and

●

In the event of an executive officer’s qualified retirement, shares subject to performance-based RSUs that would otherwise vest within twelve (12) months following the qualified retirement shall continue to vest as if the executive officer had remained continuously employed by Autodesk through the vest date next following the he qualified retirement, based on the extent, if any, that the underlying performance criteria with respect to such awards are satisfied for the applicable performance period, and the remainder of such performance-based RSUs that do not become vested pursuant to this provision, if any, shall be forfeited and canceled for no additional consideration.

For the purposes of this provision, “qualified retirement,” is defined as a voluntary termination of employment by an executive officer, which meets either of the following requirements: (i) one’s combined total age plus years of continuous employment with Autodesk is equal to or greater than 75 or (ii) one is at least 55 years of age and completes at least 10 years of continuous employment with Autodesk. Unless waived by the administrator of the applicable stock plan, in order for such voluntary termination to be deemed a qualified retirement, one must properly deliver written notice of his or her intent to resign employment with Autodesk in a qualified retirement at least 3 months prior to the effective date of such qualified retirement.

Potential Payments Upon Termination or Change in Control

The tables below list the estimated amount of compensation payable to each of the named executive officers in the event of voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change in control, and termination in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of January 31, 2020, and include all components of compensation, benefits and perquisites payable under the Severance Plan and Executive Change in Control Program effective during the 2020 fiscal year or, in the case of Dr. Anagnost, pursuant to his employment agreement, discussed above.

Estimated amounts for share-based compensation are based on the closing price of our Common Stock on the Nasdaq on Friday, January 31, 2020, which was $196.85 per share. The actual amounts for all named executive officers to be paid out can only be determined at the time of such executive’s separation.

2020 Proxy Statement 53

Andrew Anagnost

		Involuntary		Involuntary
		Not For Cause		Not for Cause
		or Voluntary		or Voluntary
		for Good		For Good
		Reason		Reason
	Voluntary	(Except Change	For Cause	(Change in
	Termination	in Control)	Termination	Control)
	on	Termination on	on	Termination on	Disability on	Death on
Executive Benefits and Payments	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)
Compensation:
Base Salary (1)	—	1,720,000	—	1,720,000	—	—
Short-Term Cash Incentive
Plan (EIP) (2)	—	935,250	—	2,343,451	—	—
Equity Awards (3)	4,599,203	24,943,617		25,028,887	25,028,887	25,028,887
Benefits and perquisites:
Health Insurance (4)	—	25,469	—	38,204	25,469	—
Disability Income (5)	—	—	—	—	2,519,952	—
Accidental Death or
Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and
Payments Upon Separation	4,599,203	27,624,336	—	29,130,542	29,574,308	29,028,887

R. Scott Herren

		Involuntary		Involuntary
		Not For Cause		Not for Cause
		or Voluntary		or Voluntary
		for Good		For Good
		Reason		Reason
	Voluntary	(Except Change	For Cause	(Change in
	Termination	in Control)	Termination	Control)
	on	Termination on	on	Termination on	Disability on	Death on
Executive Benefits and Payments	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)
Compensation:
Base Salary (1)	—	934,500	—	934,500	—	—
Short-Term Cash Incentive
Plan (EIP) (2)	—	700,875	—	1,057,008	—	—
Equity Awards (3)	—	5,604,186	—	11,711,591	11,711,591	11,711,591
Benefits and perquisites:
Health Insurance (4)	—	41,601	—	33,728	22,485	—
Disability Income (5)	—	—	—	—	1,949,530	—
Accidental Death or
Dismemberment (6)	—	—	—	—	1,869,000	1,869,000
Life Insurance (7)	—	—	—	—	—	1,869,000
Total Executive Benefits and
Payments Upon Separation	—	7,281,162	—	13,736,827	15,552,606	15,449,591

2020 Proxy Statement 54

Steven M. Blum

		Involuntary		Involuntary
		Not For Cause		Not for Cause
		or Voluntary		or Voluntary
		for Good		For Good
		Reason		Reason
	Voluntary	(Except Change	For Cause	(Change in
	Termination	in Control)	Termination	Control)
	on	Termination on	on	Termination on	Disability on	Death on
Executive Benefits and Payments	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)
Compensation:
Base Salary (1)	—	888,000	—	888,000	—	—
Short-Term Cash
Incentive Plan (EIP) (2)	—	666,000	—	1,005,410	—	—
Equity Awards (3)	1,672,438	4,324,735	—	8,877,541	8,877,541	8,877,541
Benefits and perquisites:
Health Insurance (4)	—	37,074	—	33,728	22,485	—
Disability Income (5)	—	—	—	—	2,499,563	—
Accidental Death or
Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and
Payments Upon Separation	1,672,438	5,915,809	—	10,804,679	13,399,589	12,877,541

Pascal W. Di Fronzo

		Involuntary		Involuntary
		Not For Cause		Not for Cause
		or Voluntary		or Voluntary
		for Good		For Good
		Reason		Reason
	Voluntary	(Except Change	For Cause	(Change in
	Termination	in Control)	Termination	Control)
	on	Termination on	on	Termination on	Disability on	Death on
Executive Benefits and Payments	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)
Compensation:
Base Salary (1)	—	771,750	—	771,750	—	—
Short-Term Cash
Incentive Plan (EIP) (2)	—	578,813	—	876,018	—	—
Equity Awards (3)	752,558	2,654,240	—	4,958,455	4,958,455	4,958,455
Benefits and perquisites:
Health Insurance (4)	—	46,339	—	37,570	25,046	—
Disability Income (5)	—	—	—	—	2,390,590	—
Accidental Death or
Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	515,000
Total Executive Benefits and
Payments Upon Separation	752,558	4,051,142	—	6,643,793	9,374,091	7,473,455

2020 Proxy Statement 55

Carmel Galvin

		Involuntary		Involuntary
		Not For Cause		Not for Cause
		or Voluntary		or Voluntary
		for Good		For Good
		Reason		Reason
	Voluntary	(Except Change	For Cause	(Change in
	Termination	in Control)	Termination	Control)
	on	Termination on	on	Termination on	Disability on	Death on
Executive Benefits and Payments	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)	1/31/2020 ($)
Compensation:
Base Salary (1)	—	675,000	—	675,000	—	—
Short-Term Cash
Incentive Plan (EIP) (2)	—	506,250	—	506,250	—	—
Equity Awards (3)	—	2,454,778	—	5,850,382	5,850,382	5,850,382
Benefits and perquisites:
Health Insurance (4)	—	56,667	—	45,943	30,629	—
Disability Income (5)	—	—	—	—	3,149,723	—
Accidental Death or
Dismemberment (6)	—	—	—	—	1,800,000	1,800,000
Life Insurance (7)	—	—	—	—	—	1,350,000
Total Executive Benefits and
Payments Upon Separation	—	3,692,695	—	7,077,575	10,830,734	9,000,382
____________________

(1)

Base Salary: For Dr. Anagnost, the amounts shown would be paid in accordance with his employment agreement that was in effect as of January 31, 2020. For the other continuing named executive officers, the amounts shown would be paid in accordance with the Severance Plan or Executive Change in Control Program effective at the end of the 2020 fiscal year.

(2)

Short-Term Cash Incentive Plan (EIP): For Dr. Anagnost, the amounts shown would be paid in accordance with his employment agreement that was in effect as of January 31, 2020. For the other continuing named executive officers, the amounts shown would be paid in accordance with the Severance Plan or Executive Change in Control Program effective at the end of 2020 fiscal year. These amounts are based on the cash value of the short-term cash incentive plan.

(3)

Equity Awards: Pursuant to the Company's form of RSU and PSU award agreement, in the case of a Qualified Retirement, partial continued vesting of outstanding RSUs and PSUs continues, and in the case of Disability or Death, unvested time-based RSUs vest in full and unvested PSUs vest at target. For Dr. Anagnost, the amounts shown for other termination scenarios reflect the value of unvested equity awards accelerated in accordance with his employment agreement that was in effect as of January 31, 2020. For the other continuing named executive officers, the amounts shown for other termination scenarios reflect the value of unvested equity awards accelerated in accordance with the Severance Plan or Executive Change in Control Program effective at the end of 2020 fiscal year. Reported values are based on the closing price of our Common Stock on January 31, 2020 ($196.85 per share) for RSUs and PSUs and target PSUs.

(4)

Health Insurance: For Dr. Anagnost, in accordance with his employment agreement that was in effect as of January 31, 2020, these amounts represent the cost of continuing coverage for Dr. Anagnost and his dependents. The amount shown in the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column reflects twelve months of coverage after separation. The amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column reflect eighteen months of coverage after separation. For the other continuing named executive officers, these amounts represent the cost of continuing coverage for medical and dental benefits for each executive and his or her dependents (i) in the case of the Disability column, for twelve months in accordance with Autodesk's benefits program, (ii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column for twelve months after separation and grossed up for taxes in accordance with the Severance Plan effective at the end of the 2020 fiscal year, and (iii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column, for eighteen months after separation in accordance with the Executive Change in Control Program effective at the end of the 2020 fiscal year.

(5)

Disability Income: Reflects the estimated present value of all future payments to each executive under his or her elected disability program, which represent 100% of base salary for the first 90 days, and then 66- 2/3% of salary thereafter, with a maximum of $20,000 per month, until the age of 67. These payments would be made by the insurance provider, not by Autodesk.

(6)

Accidental Death or Dismemberment: Reflects the lump-sum amount payable to each executive or his or her beneficiaries by Autodesk’s insurance provider in the event of the executive’s accidental death. There is also a prorated lump sum payment for dismemberment. The amount shown as payable upon dismemberment is based upon the payout for the most severe dismemberment under the plan.

(7)	Life Insurance: Reflects the lump-sum amount payable to beneficiaries by Autodesk’s insurance provider in the event of the executive’s death.

2020 Proxy Statement 56

Equity Compensation Plan Information

The following table summarizes the number of outstanding options and awards granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2020:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise or vesting of outstanding options and awards (in millions)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved by security holders (1)	5.2	$24.80	21.9	(2)
Total	5.2	$24.80	21.9
____________________

(1)	Includes employee and director stock plans set forth in Note 4, "Employee and Director Stock Plans" in the Notes to Consolidated Financial Statements in our fiscal 2020 Annual Report on Form 10-K filed on March 19, 2020.

(2)	Included in this amount are 7.3 million securities available for future issuance under Autodesk’s Employee Stock Purchase Plan.

Compensation of Directors

During fiscal 2020, our non-employee directors were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000 and RSUs ($250,000 equivalent)
Non-executive Chairman of the Board	an additional	$75,000
Chair of the Audit Committee	an additional	$25,000
Chair of the Compensation and Human Resources Committee	an additional	$20,000
Chair of the Corporate Governance and Nominating Committee	an additional	$10,000

The annual compensation cycle for non-employee directors begins on the date of the annual stockholders' meeting and ends on the date of the next annual stockholders meeting (“Directors' Compensation Cycle”). Director compensation in the tables below represent the portion of annual compensation with respect to service during Autodesk's fiscal 2020.

No later than December 31 of the year prior to a director's re-election to the Board, the director can elect to receive up to 100% of his or her annual fees in the form of RSUs issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone (“Elected RSUs”). If cash is elected, cash compensation is accrued monthly and paid quarterly, in arrears. The Elected RSUs are issued at the beginning of the Directors' Compensation Cycle on the date of the annual meeting of stockholders and will vest on the date of the annual meeting of stockholders in the following year, provided that the recipient is a director on such date.

2020 Proxy Statement 57

Non-Employee Director Annual Compensation Cycle June 13, 2019 Annual Stockholder Meeting - June 18, 2020 Annual Stockholder Meeting
Director	% Annual Fees Elected to Convert to RSUs (June 13, 2018 - June 12, 2019)	% Annual Fees Elected to Convert to RSUs (June 13, 2019 - June 18, 2020)
Stacy J. Smith	100	100
Karen Blasing	—	30
Reid French	100	100
Dr. Ayanna Howard (a)	N/A	—
Blake Irving (a)	—	—
Mary T. McDowell	100	100
Stephen Milligan	—	100
Lorrie M. Norrington	100	100
Betsy Rafael	—	—
Former Directors:
Crawford W. Beveridge (b)	100	N/A
____________________

(a)	Blake Irving joined the Board on March 22, 2019 and Dr. Ayanna Howard joined the Board on September 24, 2019. They were not eligible to make cash to RSU elections for their respective non-employee director annual compensation cycles in the year they joined the Board.
(b)	Mr. Beveridge did not stand for re-election at the June 12, 2019 Annual Meeting.

During fiscal 2020, Autodesk's 2012 Outside Directors' Stock Plan provided for the automatic grant of RSUs to our non-employee directors. Upon being elected or appointed to our Board, each non-employee director would be provided an initial grant of RSUs with a grant date value of $250,000 and prorated based on service on the date such director joined the Board (“Initial RSUs”), with subsequent annual grants of RSUs with a grant date value of $250,000 on the date of the Annual Meeting (“Subsequent Annual RSUs”).

$250,000	x	The number of calendar days from the Date of Grant to the Company’s next annual meeting of stockholders	/	Fair Market Value of a Share on the Date of Grant	=	Result is rounded down to the nearest whole number of shares
365

Initial RSUs vest upon the annual meeting of stockholders following the date of grant. Subsequent Annual RSUs vest over a one-year period. If a non-employee director is appointed on the date of an Annual Meeting, such non-employee director is not eligible to an Initial RSU.

Under Autodesk's 2012 Outside Directors' Stock Plan, directors may elect to defer all or part of their Subsequent Annual RSUs and Elected RSUs. Distributions of these deferred RSUs will be made in shares of the Company’s common stock in annual installments or by lump sum in accordance with the distribution election made by the director.

2020 Proxy Statement 58

The tables below present information concerning the compensation paid by us to each of our non-employee directors for fiscal 2020. Dr. Anagnost, who was an Autodesk employee during fiscal 2020, did not receive additional compensation for his service as a director.

Current Directors (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($)
Stacy J. Smith	150,000	279,874	429,874
Karen Blasing	75,000	252,713	327,713
Reid French	75,000	264,841	339,841
Dr. Ayanna Howard	26,458	183,430	209,888
Blake Irving	47,500	306,049	353,549
Mary T. McDowell	95,000	268,895	363,895
Stephen Milligan	75,000	259,352	334,352
Lorrie M. Norrington	81,333	266,086	347,419
Betsy Rafael	100,000	249,913	349,913
Former Directors:
Crawford W. Beveridge	31,167	6,195	37,362
____________________

(a)	Mr. Beverage received a prorated $65,000 annual non-executive Chairman of the Board retainer. Mr. Irving joined the Board on March 22, 2019 and received prorated fees and prorated Initial RSUs for 364 shares. Ms. Howard joined the Board on September 24, 2019 and received prorated fees and prorated Initial RSUs for 1230 shares.
(b)	Fees Earned or Paid in Cash reflects the dollar amounts of fees earned. As noted above, during fiscal 2020, directors could elect to receive up to 100% of their compensation in the form of RSUs in lieu of cash. The following table represents actual cash received by the directors in fiscal 2020 based on their elections. See footnote (c) for more information regarding the RSUs granted in lieu of cash.

Current Directors	Fees Actually Paid in Cash ($)
Stacy J. Smith	—
Karen Blasing	63,750
Reid French	—
Dr. Ayanna Howard	18,750
Blake Irving	56,250
Mary T. McDowell	—
Stephen Milligan	37,500
Lorrie M. Norrington	—
Betsy Rafael	100,000
Former Directors:
Crawford W. Beveridge	—

(c)	The Stock Awards column reflects (i) the grant date fair value of the Initial RSUs and Subsequent Annual RSUs and (ii) the pro-rata grant date fair value of 20% of the stock awards the directors earned during fiscal 2020 in lieu of cash. The 20% represents the premium of $1.20 worth of stock for each $1.00 of cash compensation foregone. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in our fiscal 2020 Annual Report on Form 10-K filed on March 19, 2020. These amounts do not correspond to the actual value that will be realized by the directors upon the vesting of RSUs or the sale of the Common Stock underlying such awards.

2020 Proxy Statement 59

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 12, 2018, in lieu of cash foregone for the June 13, 2018 through June 12, 2019 Directors' Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	1,310	218	179,942	29,944
Karen Blasing	—	—	—	—
Reid French	655	109	89,971	14,972
Mary T. McDowell	829	138	113,871	18,956
Stephen Milligan	—	—	—	—
Lorrie M. Norrington	655	109	89,971	14,972
Betsy Rafael	—	—	—	—
Former Directors:
Crawford W. Beveridge	742	123	101,921	16,895

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 12, 2019, in lieu of cash foregone for the June 13, 2019 through June 18, 2020 Directors' Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	1,099	183	179,983	29,970
Karen Blasing	164	27	26,858	4,422
Reid French	549	91	89,910	14,903
Dr. Ayanna Howard	—	—	—	—
Blake Irving	—	—	—	—
Mary T. McDowell	696	116	113,984	18,997
Stephen Milligan	549	91	89,910	14,903
Lorrie M. Norrington	622	103	101,865	16,868
Betsy Rafael	—	—	—	—
Former Directors:
Crawford W. Beveridge	—	—	—	—

2020 Proxy Statement 60

The following tables show the total amounts and fair values of Subsequent Annual RSUs and Initial RSUs granted during fiscal 2020.

	Restricted Stock Unit
Current Directors	Grant Date(s)	Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
Stacy J. Smith	6/12/2019	1,526	249,913
Karen Blasing	6/12/2019	1,526	249,913
Reid French	6/12/2019	1,526	249,913
Dr. Ayanna Howard	9/24/2019	1,230	183,430
Blake Irving	6/12/2019	1,526	249,913
	3/22/2019	364	56,136
Mary T. McDowell	6/12/2019	1,526	249,913
Stephen Milligan	6/12/2019	1,526	249,913
Lorrie M. Norrington	6/12/2019	1,526	249,913
Betsy Rafael	6/12/2019	1,526	249,913
Former Directors:
Crawford W. Beveridge	—	—	—

The aggregate number of each director's RSUs outstanding at January 31, 2020, was:

Current Directors	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units
Stacy J. Smith	2,625
Karen Blasing	1,690
Reid French	2,075
Dr. Ayanna Howard	1,230
Blake Irving	1,890
Mary T. McDowell	2,222
Stephen Milligan	2,075
Lorrie M. Norrington	2,148
Betsy Rafael	1,526
Former Directors:
Crawford W. Beveridge	—

2020 Proxy Statement 61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s Common Stock as of March 31, 2020, for each person or entity who is known by Autodesk to own beneficially more than 5% of the outstanding shares of Autodesk Common Stock, each of Autodesk’s directors (including the nominees for directors), each of the named executive officers, including former executive officers, and all directors and executive officers as a group.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
The Vanguard Group, Inc. (4)	17,501,283	7.9%
BlackRock, Inc. (5)	18,235,613	8.3%
Capital World Investors (6)	13,781,596	6.3%
Capital Research Global Investors (7)	11,491,718	5.2%
Non-Employee Directors:
Stacy J. Smith	50,348	*
Karen Blasing	589	*
Reid French (8)	4,532	*
Dr. Ayanna Howard (9)	—	*
Blake Irving	364	*
Mary T. McDowell	46,765	*
Stephen Milligan (10)	1,110	*
Lorrie M. Norrington	12,961	*
Betsy Rafael	732	*
Named Executive Officers:
Andrew Anagnost	78,106	*
R. Scott Herren	65,433	*
Steven M. Blum	31,352	*
Pascal W. Di Fronzo	8,250	*
Carmel Gavin	7,252	*
All directors and executive officers as a group (14 individuals)	307,794	*
____________________

*	Represents less than one percent (1%) of the outstanding Common Stock.
(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903.
(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares the individual or entity has the right to acquire within 60 days of March 31, 2020, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)	The total number of shares of Common Stock outstanding as of March 31, 2020, was 220,398,705.
(4)	As of December 31, 2019, the reporting date of The Vanguard Group, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 12, 2020, The Vanguard Group, Inc. was deemed to have sole voting power with respect to 337,408 shares, sole dispositive power with respect to 17,123,566 shares, shared voting power with respect to 59,179 shares, and shared dispositive power with respect to 377,717 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	As of December 31, 2019, the reporting date of BlackRock, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 5, 2020, BlackRock, Inc. was deemed to have sole voting power with respect to 15,976,439 shares, sole dispositive power with respect to 18,235,613 shares and shared voting and shared dispositive power with respect to 0 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6)	As of December 31, 2019, the reporting date of Capital World Investors' most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 14, 2020, Capital World Investors was deemed to have sole voting power with respect to 13,730,676 shares, sole dispositive power with respect to 13,781,596 shares and shared voting and shared dispositive power with respect to 0 shares. The address of Capital World Investors' is 333 South Hope Street Los Angeles, CA 90071.
(7)	As of December 31, 2019, the reporting date of Capital Research Global Investors' most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 14, 2020, Capital Research Global Investors was deemed to have sole voting power

2020 Proxy Statement 62

with respect to 11,491,529 shares, sole dispositive power with respect to 11,491,718 shares and shared voting and shared dispositive power with respect to 0 shares. The address of Capital Research Global Investors is 333 South Hope Street Los Angeles, CA 90071.

(8)	Includes 20 shares held indirectly by trust.
(9)	Upon appointment to the Board on September 24, 2019, Dr. Howard was granted 1,230 restricted stock units, none of which vest within 60 days of March 31, 2020.
(10)	Includes 1,110 shares held indirectly by trust.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

Autodesk's Related Party Transactions Policy states that all transactions between or among Autodesk and its wholly-owned subsidiaries and any Related Party, as defined in the Policy, requires the approval or ratification of the Chief Financial Officer. Non-routine transactions with vendors and suppliers to Autodesk and its wholly-owned subsidiaries require the prior written approval of the Corporate Controller. In addition, in accordance with our Code of Business Conduct and the charter for the Audit Committee, our Audit Committee reviews and approves or ratifies “related person” transactions. Any related person transaction will be disclosed in an SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the Nasdaq. Such executive officers, directors and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during fiscal 2020, we are not aware of any late Section 16(a) filings.

2020 Proxy Statement 63

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a committee of the Board consisting solely of independent directors as required by the listing standards of the Nasdaq and rules of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on Autodesk's website at www.autodesk.com under “Investor Relations—Corporate Governance.” The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

As described more fully in its charter, the Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and oversight of the management of risks associated with the Company’s financial reporting, accounting and auditing matters. The Audit Committee is directly responsible for the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, Ernst & Young LLP, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing Ernst & Young LLP’s audit work; reviewing and pre-approving any audit and permissible non-audit services and fees that may be performed by Ernst & Young LLP; reviewing with management and Ernst & Young LLP compliance by Autodesk with establishing and maintaining an adequate system of internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of partners of Ernst & Young LLP on our audit engagement team as required by regulation; reviewing the Company’s treasury policies and tax positions; and overseeing the performance of our internal audit function. The Audit Committee establishes and oversees compliance by Autodesk with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and Ernst & Young LLP. The Audit Committee held eight meetings during fiscal 2020. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. Ernst & Young LLP is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Within this context, the Audit Committee reviewed and discussed the audited financial statements for fiscal 2020 with management and Ernst & Young LLP.

The Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young LLP the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also discussed with management and with Ernst & Young LLP the evaluation of Autodesk’s internal controls and the effectiveness of Autodesk’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with Autodesk’s internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee met with the internal and the independent auditors, with and without management present, on a regular basis in fiscal 2020 and discussed the results of their examinations and the overall quality of Autodesk’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board (and the Board has approved) that Autodesk’s audited financial statements be included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Betsy Rafael (Chair)
Karen Blasing
Stephen Milligan

2020 Proxy Statement 64

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROCEDURAL MATTERS

Location, Stock Ownership, Quorum and Voting

Q:	Where is the Annual Meeting?

A: The Annual Meeting will be held at Autodesk’s San Francisco office, located at The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105. The telephone number at that location is (415) 356-0700. Maps and directions to the Annual Meeting are available at www.autodesk.com under “Contact Us.”

We are actively monitoring the public health impact of the coronavirus outbreak (COVID-19) and the effect it may have on our Annual Meeting. In the event that Autodesk determines that it will not be advisable to hold the Annual Meeting at The Landmark and Autodesk circulates a press release to that effect prior to the Annual Meeting, then the Annual Meeting will instead be held in a virtual meeting format only at www.virtualshareholdermeeting.com/ADSK2020. If we meet virtually, Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions and vote online.

Q:	Who is entitled to vote at the Annual Meeting?

A: Holders of record of Autodesk’s Common Stock, par value $0.01 per share (“Common Stock”), at the close of business on April 22, 2020 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. Beneficial owners at the close of business on the Record Date have the right to direct their broker, trustee or nominee on how to vote their shares, as described below. Stockholders are entitled to cast one vote for each share of Common Stock they hold as of the Record Date.

As of the Record Date, there were 219,183,558 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of Autodesk’s Preferred Stock were outstanding.

Our list of stockholders as of the Record Date will be available for inspection for the 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at investor.relations@autodesk.com to make arrangements. In the event of a virtual meeting, the list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Stockholders of record—If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, Autodesk sent these proxy materials directly to you.

Beneficial owners—Most Autodesk stockholders hold their shares through a broker or other agent rather than directly in their own names. If your shares are held in a brokerage account or by a broker or other agent, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker or other agent. That entity is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy giving you the right to do so from the broker or other agent that holds your shares (or without the control number on your Notice of Internet Availability or proxy card if the meeting is held virtually).

2020 Proxy Statement 65

Q:	How many shares must be present or represented by proxy to conduct business at the Annual Meeting?

A: The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are counted as present if they attend the Annual Meeting in person or have properly submitted a proxy. Under the General Corporation Law of the State of Delaware (the law governing Autodesk’s corporate activities), abstentions and “broker non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are “broker non-votes”?

A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or other agent holding the shares as to how to vote on a matter deemed “non-routine.” If a broker or other record holder of our Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a broker or other agent, please be sure to give voting instructions so your vote will be counted on all proposals that come before the Annual Meeting.

Q:	Which ballot measures are considered “routine” or “non-routine”?

A: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021 (Proposal Two) is considered routine under applicable rules. A broker, trustee or nominee holding shares generally may use its discretion to vote on routine matters, so there should not be any broker non-votes in connection with Proposal Two. The election of the ten directors listed in the accompanying Proxy Statement (Proposal One) and the advisory vote on executive compensation (Proposal Three) are considered non-routine matters under applicable rules. A broker or other agent cannot vote without instructions on non-routine matters, so there may be broker non-votes on Proposals One and Three.

Q:	How can I vote my shares in person at the Annual Meeting?

A: Meeting at The Landmark. If you hold shares in your name as the stockholder of record, you may vote those shares in person at the Annual Meeting. If you hold shares beneficially in street name, you may vote those shares in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares.

Meeting virtually. Whether you hold shares in your name or in street name, if we hold a virtual Annual Meeting, you should follow the instructions at www.virtualshareholdermeeting.com/ADSK2020 to vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting in person or virtually, we recommend that you also submit your proxy card or follow the voting instructions described below so that your vote will be counted if you later decide not to attend.

Q:	How can I vote my shares without attending the Annual Meeting?

A: If you are a stockholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:

●	by using the internet voting site listed on the proxy card and Notice,

●	by calling the toll-free telephone number listed on the proxy card and Notice, or

●	by requesting a proxy card from Autodesk by telephone at (415) 507-6705 or by email at investor.relations@autodesk.com, and completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided.

2020 Proxy Statement 66

Proxy cards submitted by mail must be received by the time the Annual Meeting begins in order for the related shares to be voted. If you return a signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

Specific instructions for using the telephone and internet voting systems are on the proxy card and Notice. The telephone and internet voting systems for stockholders of record will be available until 11:59 p.m. (Eastern Time) on June 17, 2020.

If you are a beneficial owner, you will receive instructions from your broker or other agent that you must follow in order to have your shares voted. These instructions will indicate if internet and telephone voting are available, and if so, how to access and use those methods.

Q:	What is the voting requirement to approve these proposals?

A: Proposal One—A majority of the votes duly cast is required for the election of each director. If the number of shares voted “for” a director nominee exceeds the number of votes cast “against,” the nominee will be elected as a director of Autodesk to serve until the next annual meeting or until his or her successor has been duly elected and qualified. For additional information on how our majority voting policy works, see the section captioned “Corporate Governance” above.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the ten nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Two—The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Proposal Three—The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Q:	What happens if I do not cast a vote?

A: Stockholders of record—If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners—If you hold your shares in street name and you do not cast your vote, your broker, trustee or nominee can use its discretion to vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Two). However, you must cast your vote if you want it to count in the election of directors (Proposal One) or the non-binding approval of compensation for our named executive officers (Proposal Three). Your broker may not vote your uninstructed shares with respect to Proposals One and Three.

Q:	How does the Board recommend that I vote?

A: The Board unanimously recommends that you vote your shares “FOR” the election of each of the ten nominees listed in Proposal One, “FOR” the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2021, and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

2020 Proxy Statement 67

Q:	If I sign a proxy, how will it be voted?

A: All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked before the polls are closed will be voted in accordance with the instructions on those proxy cards. If there are no instructions on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board.

Q:	What happens if additional matters are presented at the Annual Meeting?

A: If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (for the purpose of soliciting additional proxies or otherwise), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A: If you are a stockholder of record, there are three ways you can change your vote.

(1)

Before your shares are voted at the Annual Meeting, you can file with Autodesk’s Chief Legal Officer a written notice of revocation or a duly executed proxy card, in either case dated later than the proxy card you wish to change.

(2)

You can attend the Annual Meeting and vote in person (or online with your control number if the meeting is held virtually). Simply attending the Annual Meeting without actually voting will not revoke a proxy.

(3)	If you voted online or by telephone, you may change that vote by voting again, either by making a timely and valid internet or telephone vote or by voting in person at the Annual Meeting.

Any written notice of revocation or subsequent proxy card should be hand-delivered to Autodesk’s Chief Legal Officer or sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: Chief Legal Officer, and must be received by the Chief Legal Officer before the vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name, there are two ways you can change your vote. You can submit new voting instructions to your broker or other agent. Alternatively, if you have obtained a legal proxy from the broker or other agent that holds your shares giving you the right to vote those shares, you can attend the Annual Meeting and vote in person (or online with your control number if the meeting is held virtually).

Q:	Who will bear the costs of soliciting votes for the Annual Meeting?

A: Autodesk will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Autodesk may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and other employees of Autodesk also may solicit proxies in person or by other means of communication. These individuals may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, but will not receive any additional compensation. Autodesk has engaged the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to help us solicit proxies from stockholders, including certain brokers, trustees, nominees and other institutional owners, for a fee of approximately $9,000 plus costs and expenses.

Q:	Where can I find the voting results of the Annual Meeting?

A: We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

2020 Proxy Statement 68

2020 Annual Meeting

Q: Why am I receiving these proxy materials?

A: The Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2020 Annual Meeting of Stockholders, to be held on Thursday, June 18, 2020, at 3:00 p.m., Pacific Time, and at any adjournment, postponement or other delay thereof for the purpose of considering and acting upon the matters set forth in this Proxy Statement. We are providing these materials to all of our stockholders through a Notice of Internet Availability of Proxy Materials (the “Notice”) unless a stockholder has specifically requested a full set paper copy of this Proxy Statement and our fiscal 2020 Annual Report.

Q: What proposals will be voted on at the Annual Meeting?

A: At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect the ten directors named in this Proxy Statement to serve for the coming year and until their successors are duly elected and qualified;
(2)	To ratify the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2021; and
(3)	To approve, on an advisory basis, the compensation of our named executive officers.

Q: Can I attend the Annual Meeting?

A: Meeting at The Landmark. Yes, you can attend the Annual Meeting in person if you are a stockholder of record or a beneficial owner as of the Record Date. Please notify Abhey Lamba, Autodesk's Vice President of Investor Relations, by email at investor.relations@autodesk.com if you plan to attend the Annual Meeting. You will need proof of identity to enter the Annual Meeting. If your shares are held in a brokerage account or by a bank or another nominee, you also will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date. The Annual Meeting will begin promptly at 3:00 p.m., Pacific Time. Please leave ample time for parking and to check in.

Meeting virtually. In the event we hold a virtual Annual Meeting, stockholders as of the Record Date will need to use their control number on their Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/ ADSK2020 to attend online and participate in the Annual Meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in. You will be able to ask questions and vote online by following the instructions at that website.

Q:	Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set paper copy of this Proxy Statement and fiscal 2020 Annual Report?

A: We are once again relying on a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the internet rather than in paper form. This rule allows us to send all of our stockholders a Notice that explains how to access the proxy materials over the internet or how to request a paper copy of proxy materials. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice. Proxy materials for our 2021 and future annual meetings of stockholders will be delivered to you by a Notice rather than in paper form unless you specifically request to receive printed proxy materials.

Q:	Why did I receive a full set paper copy of this Proxy Statement in the mail and not a Notice Regarding the Internet Availability of Proxy Materials?

A: Stockholders who previously requested full paper copies of the proxy materials are receiving paper copies again this year. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receive all future proxy

2020 Proxy Statement 69

statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided at www.autodesk.com under “Investor Relations” or on your proxy card or voting instruction form.

Stockholder Proposals and Director Nominations at Future Meetings

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A: Stockholders may present proper proposals for inclusion in Autodesk's proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Autodesk's Chief Legal Officer in a timely manner. In order to be included in the proxy statement for the 2021 Annual Meeting of Stockholders, proposals must be received by Autodesk's Chief Legal Officer no later than January 6, 2021, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, Autodesk's Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by or at the direction of the Board, or by any stockholder entitled to vote who has delivered written notice to Autodesk's Chief Legal Officer during the Notice Period (as defined below). Any such notice must contain specified information concerning the nominee(s) and the stockholder proposing such nomination(s). A stockholder who wishes to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for director should read the procedures discussed in the section titled “Corporate Governance-Nominating Process for Recommending Candidates for Election to the Board” above.

Autodesk's Bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board, or (3) by a stockholder who has delivered written notice setting forth all information required by Autodesk's Bylaws to Autodesk's Chief Legal Officer during the Notice Period (as defined below).

For the purposes described above, the “Notice Period” begins at 9:00 a.m. (Pacific time) on the one hundred twentieth (120th) day, and ends at 5:00 p.m. (Pacific time) on the ninetieth (90th) day, prior to the first anniversary of the date of the previous year's annual meeting of stockholders. As a result, the Notice Period for the 2021 Annual Meeting of Stockholders will be from February 18, 2021 to March 20, 2021.

If a stockholder who has notified Autodesk of an intention to present a proposal at an annual meeting does not appear to present that proposal, Autodesk need not present the proposal for vote at such meeting.

In addition to the procedures above, we have adopted “proxy access,” whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate directors and have those nominees included in our proxy materials, provided that the stockholder and nominees satisfy the requirements specified in our Bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2021 proxy statement must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which must be received no earlier than December 7, 2020 and no later than January 6, 2021. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock. If the 2021 annual meeting is advanced or delayed more than 25 days from the anniversary of the 2020 Annual Meeting, a stockholder seeking to nominate a candidate for election to the Board pursuant to the proxy access provisions of the Bylaws must submit notice of any such nomination no earlier than the 150th day prior to such annual meeting and not later than the later of the 120th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced by Autodesk.

2020 Proxy Statement 70

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A: You can obtain a copy of the full text of the bylaw provisions discussed above by writing to the Chief Legal Officer of Autodesk or from www.autodesk.com under “Investor Relations-Corporate Governance.” All notices of proposals by stockholders should be sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: Chief Legal Officer.

Additional Information About the Proxy Materials

Q:	What should I do if I receive more than one set of proxy materials?

A: You may receive more than one Proxy Statement, proxy card, voting instruction card or Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each account. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	How may I obtain a separate Notice or a separate set of proxy materials and Fiscal 2020 Annual Report?

A: If you share an address with another stockholder, it is possible you will not each receive a separate Notice or a separate copy of the proxy materials and fiscal 2020 Annual Report. If you wish, you may request individual documents by sending an email to investor.relations@autodesk.com. Stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials and fiscal 2020 Annual Report can request to receive a single copy in the same manner.

Q:	What is the mailing address for Autodesk’s principal executive offices?

A: Autodesk’s principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903. Any written requests for additional information, additional copies of the proxy materials and fiscal 2020 Annual Report, notices of stockholder proposals, recommendations for candidates to the Board, communications to the Board, or any other communications should be sent to this address.

Our internet address is www.autodesk.com. The information posted on our website is not incorporated into this Proxy Statement.

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, shares of Common Stock represented by proxy will be voted in accordance with the discretion of the proxy holders.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold.

Autodesk urges you to vote at your earliest convenience.

THE BOARD OF DIRECTORS
May 6, 2020 San Rafael, California

2020 Proxy Statement 71

Appendix A

Reconciliation of GAAP financial measure to non-GAAP financial measures

This Proxy Statement contains information regarding three non-GAAP financial measures: non-GAAP income (loss) from operations, free cash flow, and remaining performance obligations that are not calculated in accordance with GAAP. Non-GAAP income (loss) from operations is calculated as our GAAP income (loss) adjusted to exclude stock-based compensation expense, amortization of developed technology, amortization of purchased intangibles, CEO transition costs, acquisition related costs, and restructuring charges and other exit costs. Free cash flow represents cash flow from operating activities minus capital expenditures. Remaining performance obligations is calculated by adding together total short-term, long-term, and unbilled deferred revenue. Unbilled deferred revenue represents contractually stated or committed orders under early renewal and multi-year billing plans primarily for subscription, services and maintenance for which the associated deferred revenue has not been recognized.

We believe that these non-GAAP financial measure are appropriate to enhance an overall understanding of our fiscal 2020 performance in relation to the principal elements of Autodesk’s annual executive compensation program considered by the Compensation Committee, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this non-GAAP financial measure is not meant to be considered in isolation or as a substitute for the directly comparable financial measure prepared in accordance with GAAP in the United States.

In order to help better understand our financial performance we also use several key performance metrics including annual recurring revenue (ARR). ARR represents the annualized value of total monthly recurring revenue for the preceding three months. Recurring revenue consists of the revenue for the period from our legacy maintenance plans and revenue from our subscription plan offerings. It excludes subscription revenue related to consumer product offerings, select Creative Finishing product offerings, education offerings, and third-party products. Recurring revenue acquired with the acquisition of a business is captured when total subscriptions are captured in our systems and may cause variability in the comparison of this calculation. ARR is a key performance metric and should be viewed independently of revenue and deferred revenue as it is not intended to be combined with those items. We use ARR to monitor the strength of our recurring business. We believe ARR is useful to management and investors because it can help in monitoring the long-term health of our business. Our determination and presentation of ARR may differ from that of other companies. The presentation of ARR is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

Non-GAAP income (loss) from operations
Investors should review the reconciliation of non-GAAP income (loss) from operations to its most directly comparable GAAP financial measure, GAAP income from operations, as provided in the following tables (in millions):

	Fiscal Year Ended January 31,
	2020	2019
GAAP income (loss) from operations	$343.0	$(25.0)
Stock-based compensation expense	362.4	249.5
Amortization of developed technology	34.5	15.5
Amortization of purchased intangibles	38.9	18.0
CEO transition costs	—	(0.1)
Acquisition related costs	23.3	16.2
Restructuring and other exit costs, net	0.5	41.9
Non-GAAP income from operations	$802.6	$316.0

2020 Proxy Statement 72

Free Cash Flow

	Fiscal Year Ended January 31,
	2020	2019
Cash flow from operating activities	$1,415.1	$377.1
Capital expenditures	(53.2)	(67.0)
Free cash flow	$1,361.9	$310.1

Remaining Performance Obligations

	Fiscal Year Ended January 31,
	2020	2019
Deferred revenue	$3,007.1	$2,091.4
Unbilled deferred revenue	549.6	591.0
Remaining Performance Obligations	$3,556.7	$2,682.4

2020 Proxy Statement 73

[THIS PAGE INTENTIONALLY LEFT BLANK]

2020 Proxy Statement 74

AUTODESK, INC.
111 MCINNIS PARKWAY
SAN RAFAEL, CA 94903
ATTN: JOHN CLANCY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D16934-P34271	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AUTODESK, INC.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Andrew Anagnost	☐	☐	☐
	1b.	Karen Blasing	☐	☐	☐
	1c.	Reid French	☐	☐	☐
	1d.	Dr. Ayanna Howard	☐	☐	☐
	1e.	Blake Irving	☐	☐	☐
	1f.	Mary T. McDowell	☐	☐	☐
	1g.	Stephen Milligan	☐	☐	☐
	1h.	Lorrie M. Norrington	☐	☐	☐
	1i.	Betsy Rafael	☐	☐	☐
	1j.	Stacy J. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratify the appointment of Ernst & Young LLP as Autodesk, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2021.	☐	☐	☐

3.	Approve, on an advisory (non-binding) basis, the compensation of Autodesk, Inc.'s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D16935-P34271

2020 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. ("Autodesk"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 6, 2020, and hereby appoints Andrew Anagnost and Pascal W. Di Fronzo, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2020 Annual Meeting of Stockholders of Autodesk to be held on June 18, 2020, at 3:00 p.m., at The Landmark, One Market Street, 2nd Floor, San Francisco, CA 94105, or in the event that Autodesk determines that it will not be advisable to hold the Annual Meeting at this location and circulates a press release to that effect prior to the Annual Meeting, then the Annual Meeting will instead be held in a virtual meeting format only at www.virtualshareholdermeeting.com/ADSK2020, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted (1) FOR the election of the nominees named in the Proxy Statement to Autodesk's Board of Directors, (2) FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2021, and (3) FOR the approval, on an advisory (non-binding) basis, of the compensation of Autodesk's named executive officers.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side